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                                                                EXHIBIT 4.01







                        OKLAHOMA GAS AND ELECTRIC COMPANY

                       EMPLOYEES' RETIREMENT SAVINGS PLAN

              (As Amended and Restated Effective December 1, 1993)



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                        OKLAHOMA GAS AND ELECTRIC COMPANY
                       EMPLOYEES' RETIREMENT SAVINGS PLAN
              (As Amended and Restated Effective December 1, 1993)


ARTICLE 1. - ESTABLISHMENT, TITLE, PURPOSE, INTENT AND EFFECTIVE DATE OF
PLAN

Section 1.1. Establishment, Effective Date and Title of Plan. Oklahoma Gas and Electric Company (the "Company") established the Oklahoma Gas and Electric Company Employees' Thrift Plan (the "Plan") effective as of January 1, 1982. The Plan has been amended and restated twice as of January 1, 1984, amended and restated as of January 1, 1987, and amended and restated as of January 1, 1989. The Plan is hereby further amended and restated effective as of December 1, 1993. The amended plan is renamed the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan.

Section 1.2. Purpose of Plan. The purpose of the Plan is to provide additional financial security to Participants and their Beneficiaries through systematic savings of a portion of their earnings supplemented by Company Matching Contributions. The Plan is intended to be a profit-sharing plan. Unless expressly stated otherwise with respect to a particular provision, the amended and restated Plan shall apply only to Participants (and their Beneficiaries) whose Severance Date is on or after December 1, 1993.

Section 1.3. Intent of Plan. The Company intends that the Plan, as the same may be amended from time to time, shall constitute a qualified plan under the provisions of Section 401(a) and related or successor provisions of the Code and shall be in full compliance with ERISA. The Company intends that the Plan shall continue to be maintained by it for the above purposes indefinitely, subject always, however, to the rights reserved to the Board of Directors to amend and terminate the Plan as set forth below.

ARTICLE 2. - DEFINITIONS

     The following terms, when used in the Plan, shall have the following meanings, unless the context clearly indicates otherwise:

Section 2.1. Accounts. The term "Accounts" refers collectively to a Participant's After-Tax Contribution Account, Company Matching Contribution Account, Tax-Deferred Contribution Account, and Transfer Account, if any, and any sub-account of any of them.

Section 2.2. Actual Contribution Percentage. The term "Actual Contribution Percentage" means a percentage calculated for purposes of Section 6.4 for (a) the group of Highly Compensated Employees who are eligible under Section 3.1 to participate in the Plan or (b) the group of all other Employees who are eligible under Section 3.1 to participate in the Plan. For each group being tested, the Actual Contribution Percentage shall be the average of the following percentages, which shall be calculated separately for each member of the group: the sum of the Company Matching Contributions under Section 4.1 and the After-Tax Contributions under Section 5.1 on behalf of each group member, divided by the Compensation of each group member. The Committee may elect for each Plan Year to include the Tax-Deferred Contributions for each Participant in the numerator of each corresponding percentage under this Section. Qualified matching contributions that are taken into account under Section 2.3 shall be excluded from this Section 2.2.

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Section 2.3. Actual Deferral  Percentage.  The term "Actual Deferral Percentage"
means a percentage calculated for purposes of Section 5.6 for (a) the group of Highly Compensated Employees who are eligible under Section 3.1 to participate in the Plan or (b) the group of all other Employees who are eligible under
Section 3.1 to participate in the Plan. For each group being tested, the Actual Deferral Percentage shall be the average of the following percentages, which shall be calculated separately for each member of the group: the Tax-Deferred Contributions on behalf of each group member divided by the Compensation of each group member. The Committee may elect for each Plan Year to include "qualified matching contributions" (as defined in the Treasury Regulations under Code
Section  401(k))  in the  numerator  of each  percentage  calculated  under this
Section 2.3.

Section 2.4. After-Tax Contribution Account. The term "After-Tax Contribution Account" means the account maintained for a Participant to reflect the Participant's After-Tax Contributions, after adjustment for earnings, losses, changes in market value, fees, expenses, withdrawals and distributions.

Section 2.5. After-Tax Contributions. The term "After-Tax Contributions" means the Employee Contributions under Section 5.1 designated as such by the Participant. All Participant contributions made before January 1, 1984 shall be considered After-Tax Contributions. After-Tax Contributions are not intended to qualify as "salary reduction" contributions under Code Section 401(k).

Section 2.6. Authorized Leave of Absence. The term "Authorized Leave of Absence" means any paid absence by an Employee on account of time during which no duties are performed due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty or other leave of absence authorized by the Company under its standard personnel practices, administered in a uniform and nondiscriminatory manner. During an Authorized Leave of Absence, a Participant shall be given credit for Years of Service, provided that he or she retires or returns to employment with the Company within the period specified in the Authorized Leave of Absence.

Section 2.7. Beneficiary. The term "Beneficiary" means the person, persons or trust designated under Section 3.8 to receive a benefit under the Plan after the death of a Participant.

Section 2.8. Board of Directors. The term "Board of Directors" or "Board" means the Board of Directors of Oklahoma Gas and Electric Company as from time to time constituted.

Section 2.9. Code. The term "Code" means the Internal Revenue Code of 1986, as amended from time to time.

Section 2.10. Committee. The term "Committee" means the Employees' Financial Programs Committee, as constituted from time to time, which is appointed to administer the Plan pursuant to Section 13.3.

Section 2.11. Company. The term "Company" means Oklahoma Gas and Electric Company, a corporation organized and existing under the laws of the State of Oklahoma, and any successor thereto which continues the Plan as provided in
Section 16.1, and any Subsidiary or other corporation which together with Oklahoma Gas and Electric Company is a member of a "controlled group" of corporations under Code Section 414(b) or (c).

Section 2.12. Company Matching Contribution Account. The term "Company Matching Contribution Account" means the account maintained for the Company Matching Contributions allocated on a Participant's behalf, after adjustment for earnings, losses, changes in market value, fees, expenses, withdrawals, distributions and Forfeitures.

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Section  2.13.  Company  Matching  Contributions.  The  term  "Company  Matching
Contributions" means the contributions of the Company described in Section 4.1.

Section 2.14. Compensation. The term "Compensation" means the base compensation paid to a Participant by the Company during a calendar year, excluding amounts paid for bonuses, overtime work, shift premiums, commissions, fringe benefits, Company contributions to employee benefit plans or arrangements, and reimbursements. For the Plan Year beginning on January 1, 1993, Compensation shall be limited for all Plan purposes to the first $235,840 of Compensation per Participant. Effective January 1, 1994, Compensation shall be limited for all Plan purposes to the first $150,000 of Compensation per Participant, as adjusted by the Secretary of the Treasury pursuant to Code Section 401(a)(17). Other than for purposes of Sections 6.2, 6.3, 20.1 and 20.2, "Compensation" shall also include Tax-Deferred Contributions made by the Company on behalf of a Participant.

For purposes of Section 2.22, the term "Compensation" shall mean the total compensation received by an Employee from the Company for the Plan Year, including salary, wages, bonuses, commissions, overtime pay, overtime premiums, amounts which are Tax-Deferred Contributions under the Plan, and any other elective contributions that are not included in gross income under Code Section 125, 402(e)(3) or 402(h).

Section 2.15. Eligible Employee. The term "Eligible Employee" means every Employee of the Company, excluding any person who is employed within a collective bargaining unit recognized as such by the Company unless and until mutually satisfactory agreements have been reached with the union bargaining agent for coverage of the Employees in the bargaining unit represented by the union under the terms of the Plan, together with such other waivers as the Company may deem necessary in light of the local contractual situations.

Section 2.16. Employee. The term "Employee" means every common law employee of the Company. The term Employee also means any leased employee who performs services for the Company to the extent required by Section 414(n) of the Code, and any employer contributions provided on behalf of such leased employee by the leasing organization shall for all purposes of the Plan be treated as Company contributions.

Section 2.17. Employee Contributions. The term "Employee Contributions" means the contributions made by a Participant pursuant to Section 5.1.

Section 2.18. Employment Commencement Date and Reemployment Commencement Date. The term "Employment Commencement Date" means the first day on which the Employee actually performs an Hour of Service for the Company. The term "Reemployment Commencement Date" means the first day following a Period of Severance on which the Employee performs an Hour of Service for the Company.

Section 2.19. ERISA. The term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

Section 2.20. Fiduciaries. The term "Fiduciaries" means the Board of Directors, the Committee, the Trustee, the Plan Administrator and the investment manager, if any, but only with respect to the specific responsibilities of each for Plan or Trust administration, as described and allocated in Article 13.

Section 2.21. Forfeiture. The term "Forfeiture" means the portion of a Participant's Company Matching Contribution Account which by reason of the provisions of Section 6.4 or 10.3 can no longer become

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distributable  to him or her. Each Forfeiture  shall be applied solely to reduce
the  amount  of  Company  Matching   Contributions   otherwise  payable  by  the
Participating Employer that employed the Participant to whom the Forfeiture is attributable. No part of any Forfeiture may be applied to increase the benefits any Participant otherwise would receive under the Plan.

Section  2.22.  Highly  Compensated  Employee.   The  term  "Highly  Compensated
Employee" means each Employee who, during the Plan Year under consideration (the "current Plan Year") or the preceding Plan Year:

(a)  was at any time a more-than-five percent (5%) owner of the Company;

(b) received Compensation from the Company in excess of $75,000, as adjusted by the Secretary of the Treasury pursuant to Section 414(q)(1) of the Code;

(c) received Compensation from the Company in excess of $50,000, as adjusted by the Secretary of the Treasury pursuant to Section 414(q)(1) of the Code, and was in the top twenty percent (20%) of Employees in terms of Compensation received for that year; or

(d) was at any time an officer and received Compensation greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for that year.

     An Employee who is not described in subsection 2.22(b), (c) or (d) above for the year preceding the current Plan Year shall not be treated as being described in subsection 2.22(b), (c) or (d) for the current Plan Year unless the Employee is one of the 100 Employees paid the greatest Compensation during the current Plan Year.

     For purposes of subsection 2.22(d), no more than 50 Employees (or, if less, the greater of three Employees or ten percent (10%) of Employees) shall be treated as officers. However, if all officers of the Company have less Compensation than the threshold amount stated in subsection 2.22(d) for a particular Plan Year, the officer with the highest Compensation for the year shall be treated as described in subsection 2.22(d).

     Family members (i.e., an Employee's spouse and lineal ascendants or descendants, and the spouses of such lineal ascendants or descendants) of a five percent (5%) owner or of a Highly Compensated Employee included in the group consisting of the ten most highly paid Highly Compensated Employees during a Plan Year shall not be treated as separate Employees, and any Compensation paid to such family members shall be treated as if it were paid to such five percent (5%) owner or Highly Compensated Employee.

     A former Employee shall be treated as a Highly Compensated Employee if such individual was a Highly Compensated Employee when he or she separated from service or if such individual was a Highly Compensated Employee at any time after attaining age 55.

Section 2.23.  Hour of Service.  The term "Hour of Service" means:

(a) Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company for the performance of duties for the Company;

(b) Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company on account of a period of time during which no duties are performed due to Authorized Leave of Absence;

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provided,  however,  that no hour shall be  considered  an Hour of Service if no duties are performed and the Employee is paid or entitled to payment under the terms of a plan or arrangement maintained solely for the purposes of complying with applicable workers' compensation, unemployment compensation or disability insurance laws. The number of Hours of Service credited to an Employee on account of any single continuous period during which the Employee performs no duties for the Company shall be limited to the lesser of 501 or the actual number of hours that would otherwise be considered Hours of Service; and

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company; provided, however, that: (i) hours for which back pay is awarded or agreed to for periods described by subsection 2.23(b) above shall be limited by the rules of that subsection; (ii) hours shall not be credited under both this subsection 2.23(c) and subsection 2.23(a) or (b) above; and (iii) in the event that the Company agrees to back pay pursuant to an enforceable, arm's-length negotiation with an Employee, nothing in this subsection 2.23(c) shall preclude the Employee from waiving his or her right to credit for such hours in consideration for the Company's agreement.

(d) Notwithstanding anything in the Plan to the contrary, an Employee who is absent from work due to (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child in connection with the adoption of the child by the Employee, or (iv) the caring for the child by the Employee during the period immediately following the child's birth or placement for adoption, shall be treated as having completed certain Hours of Service for a limited period. The Employee will be treated as completing either (i) the number of Hours of Service that normally would have been credited but for the absence or, (ii) if the normal work hours are unknown, eight Hours of Service for each normal workday during the leave, to a maximum per Plan Year of 501 Hours of Service, but only for purposes of preventing a One-Year Period of Severance. The Hours of Service required to be credited under this subsection 2.23(d) must be credited only in the Plan Year in which the absence begins for one of the permitted reasons or, if crediting in such year is not necessary to prevent a One-Year Period of Severance in that Plan Year, in the following Plan Year.

     Hours of Service shall be credited on the records of the Company to the employment periods to which the payment relates rather than to the periods in which payment is actually made. All Employees for whom the Company does not keep records of the number of hours worked shall be credited with 45 Hours of Service for each week for which they are paid or entitled to payment. Special rules for treatment of Hours of Service to be credited for time spent on Authorized Leave of Absence are set forth in 29 CFR Section 2530.200b-2(b) and (c), issued by the United States Department of Labor, which are incorporated herein by reference.

Section 2.24. Investment Fund or Funds. The term "Investment Fund" or "Funds" means any one or all of the funds provided for in Article 8.

Section 2.25. Number and Context. The singular may include the plural and vice versa, unless the context clearly indicates to the contrary. The words "hereof," "herein," and other similar compounds of the word "here" shall mean and refer to the entire Plan, not to any particular provision or section.

Section 2.26. Participant. The term "Participant" means any Eligible Employee who has elected to participate in the Plan pursuant to Section 3.2.

Section 2.27. Participating Employer. The term "Participating Employer" means Oklahoma Gas and Electric Company or any Subsidiary that is participating in the Plan pursuant to Article 19.

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Section  2.28.  Payroll  Period.  The term  "Payroll  Period" means the biweekly period on the basis of which an Employee is paid by the Company.

Section 2.29. Period of Severance. The term "Period of Severance" means the period of time commencing on an Employee's Severance Date and ending on the Employee's Reemployment Commencement Date. The term "One-Year Period of Severance" means a Period of Severance of twelve consecutive months.

Section 2.30. Permanent Disability. The term "Permanent Disability" means the permanent incapacity of a Participant to perform the duties of his or her employment for the Company by reason of physical or mental impairment. Permanent Disability shall be deemed to exist when so determined by the Committee, based upon the written opinion of a licensed physician who has been approved by the Committee. The final decision of the Committee with respect to Permanent Disability shall be conclusive for all purposes of the Plan and Trust.

Section 2.31. Plan. The term "Plan" means the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan, as set forth herein and as from time to time amended and in effect.

Section 2.32. Plan Administrator. The term "Plan Administrator" means the person, persons or corporation from time to time designated as such by the Committee, with the administrative responsibilities for the Plan set forth in
Section 13.2.

Section 2.33. Plan Year. The term "Plan Year" means the administrative year of the Plan and Trust ending each December 31.

Section 2.34. Regular Contributions. The term "Regular Contributions" means a Participant's Employee Contributions up to and including 6% of Compensation.

Section 2.35. Severance Date. The term "Severance Date" means a severance from service with the Company which shall occur on the earlier of:

(a) The date on which an Employee quits, retires, is discharged or dies, whichever occurs first; or

(b)  The later of:

(i) One year after the first day of a period in which an Employee remains absent from the service of the Company with or without pay for any reason other than quitting, retirement or discharge; or

(ii) The end of an Authorized Leave of Absence.

     If an Employee incurs a Severance Date under subsection 2.35(a) and performs an Hour of Service within the twelve-consecutive-month period beginning on the Severance Date, the Employee shall not have incurred a Period of Severance and the entire period shall constitute a period of service.

Section 2.36. Subsidiary. The term "Subsidiary" means any corporation, domestic or foreign, of which 50% or more of the voting stock is owned directly or indirectly by Oklahoma Gas and Electric Company.

Section 2.37. Supplemental Contributions. The term "Supplemental Contributions" means a Participant's Employee Contributions of more than 6% of Compensation.

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Section  2.38.   Tax-Deferred   Contribution  Account.  The  term  "Tax-Deferred
Contribution  Account"  means  the  account  maintained  for  the  Participant's
Tax-Deferred Contributions, after adjustment for earnings, losses, changes in market value, fees, expenses, withdrawals and distributions.

Section 2.39. Tax-Deferred Contributions. The term "Tax-Deferred Contributions" means the Employee Contributions under Section 5.1 designated as such by the Participant. Tax-Deferred Contributions are intended to qualify as "salary reduction" contributions under Section 401(k) of the Code.

Section 2.40. Transfer Account. The term "Transfer Account" means the fully vested bookkeeping account established and maintained as provided in Section 16.3.

Section 2.41. Trust. The term "Trust" means the trust or trusts established pursuant to Section 12.1.

Section 2.42. Trustee. The term "Trustee" means the trustee or trustees appointed by the Board of Directors pursuant to Section 12.2, and any successor trustee or trustees.

Section 2.43. Valuation Date. The term "Valuation Date" means a quarterly date as of which the Investment Funds are valued and Participants' Accounts adjusted as provided in Article 9. Valuation Dates shall fall on the last day of each calendar quarter or on such other dates as shall be determined from time to time by the Committee.

Section 2.44. Valuation Period. The term "Valuation Period" means the period between two consecutive Valuation Dates.

Section 2.45. Year of Service. The term "Year of Service" means each twelve-month period of service as an Employee of the Company, regardless of whether or not such months of service are consecutive. Service with a "related employer" shall be included in determining an Employee's Years of Service. A "related employer" is any trade or business under common control (as defined in Sections 414(b) and (c) of the Code) with Oklahoma Gas and Electric Company.

     For Employees who were employed by Mustang Fuel Corporation or Mustang Gas Products Company on September 29, 1986, employment with Mustang Fuel Corporation or Mustang Gas Products Company prior to September 29, 1986 shall be included in determining Years of Service under this Section 2.45.

ARTICLE 3. - ELIGIBILITY AND PARTICIPATION

Section 3.1. Eligibility to Participate. Each Eligible Employee shall be eligible to participate in the Plan after the end of the first period of twelve consecutive months, commencing as of the Employee's Employment Commencement Date or any anniversary thereof, during which the Employee completes 1,000 or more Hours of Service.

Section 3.2. Election to Participate. Each Eligible Employee may become a Participant in the Plan as of the first day of the first Payroll Period beginning after he or she has satisfied the requirements of Section 3.1, by completing and filing with the Plan Administrator such forms as may be required by the Plan Administrator at least 15 days preceding such date or by such other dates as the Committee shall determine. An Eligible Employee who does not elect to become a Participant when first eligible, may elect to participate as of the first day of any subsequent Payroll Period by telephoning the Trustee according to procedures established by the Trustee, provided that he or she is employed as an Eligible Employee on such date.

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Section 3.3.  Participation Fees. An annual  administrative fee shall be charged to each Participant and former Participant (or their Beneficiaries or alternate payees) with any balance in his or her Accounts under the Plan. The fee shall be deducted on a quarterly basis from the Participant's Accounts in the amount and in the manner prescribed by the Plan Administrator.

Section 3.4. Becoming a Noncontributing Participant. A Participant shall become a Noncontributing Participant for the period during which:

(a)  He or she is on an unpaid leave of absence;

(b) He or she has voluntarily elected to suspend Employee Contributions as provided in Section 5.3;

(c) His or her Employee Contributions are automatically suspended because he or she has taken a withdrawal pursuant to Section 10.4(g), (h), (i), (j), or (k); or

(d)  He or she is no longer employed as an Eligible Employee.

Section 3.5. Status of Noncontributing Participant. During the period that a Participant is a Noncontributing Participant he or she shall be entitled to all the rights, privileges and benefits of a Participant, except that:

(a)  No Employee Contributions shall be made on his or her behalf;

(b)  No Company Matching Contribution shall be made on his or her behalf;

(c) If he or she is a Noncontributing  Participant pursuant to Section 3.4(a) or
(d), no  withdrawals  pursuant to Section 10.4 and no loans  pursuant to Section
10.6 may be requested.

A   Noncontributing   Participant   who  becomes   eligible  to  make   Employee
Contributions may so elect by delivering written notice to the Trustee in advance of the first day of a Payroll Period.

Section 3.6.  Status of  Terminated  Participant.  Except as provided in Section
11.1 for Account balances of $3,500 or less, a terminated Participant shall be entitled to maintain his or her Accounts in the Plan until such time as distributions are required pursuant to Section 11.1, unless he or she requests an earlier commencement of payments pursuant to Section 11.1. The Participant shall have only those rights, privileges and benefits under the Plan as provided in this Section 3.6 and in Sections 3.7, 7.2, 8.5, 8.6 and in Articles 9 and 11. This Section 3.6 shall apply to any former Participant (or Beneficiary) who has any balance in his or her Accounts as of December 1, 1993.

Section 3.7. Participation upon Reemployment. If an Employee is an Eligible Employee on his or her Reemployment Commencement Date, he or she shall be eligible to become a Participant as of the first day of the first Payroll Period coincident with or following his or her Reemployment Commencement Date, provided that he or she has delivered to the Plan Administrator a written election under
Section 3.2, and an election as to Investment Funds as provided in Section 8.4. If he or she does not elect to become a Participant as of such date, he or she may elect to become a Participant as of the first day of any succeeding Payroll Period according to Section 3.2.

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(a) Restoration of Forfeitures. If the Participant's Period of Severance is less than five years, the amount of his or her Forfeitures under Section 10.3 as of his or her most recent Severance Date shall be recredited to his or her Company Matching Contribution Account without interest or adjustment as of the Valuation Date next following his or her Reemployment Commencement Date.

(b) Restoration of Years of Participation and Years of Service. If the Participant either had a Vested Percentage under Section 10.3 in his or her Company Matching Contribution Account as of his or her Severance Date or if his or her Period of Severance is less than five years, the Participant shall be entitled, in the event he or she elects to become a Participant following his or her reemployment, to a reinstatement of his or her Years of Participation and his or her Years of Service accrued as of his or her Severance Date.

Section 3.8. Beneficiary Designation. A Participant may designate a Beneficiary in writing on a form provided by the Plan Administrator. Such a designation may be in favor of one or more Beneficiaries, may include contingent as well as primary designations, may apportion or specify the benefits payable hereunder, and may include named or yet unnamed trustees under any will or living trust. The designation may be changed at any time or times by filing a new designation form with the Plan Administrator. Any designation shall become effective upon receipt thereof acknowledged by the Plan Administrator during the Participant's lifetime. The most recent designation received by the Plan Administrator shall control as of any date. If a Participant designates a Beneficiary without providing that the Beneficiary must be living at the time of each distribution, and if the Beneficiary survives the Participant but dies before receiving all of the benefits so designated, then the remaining benefits shall be distributed to the Beneficiary's spouse, if any, otherwise to the Beneficiary's then-living descendants, per stirpes, if any, otherwise to the Beneficiary's estate. If Beneficiaries are named without specifying the proportions payable to each, distribution shall be made in equal shares to the Beneficiaries entitled thereto. In the absence of a written and receipted designation of Beneficiary, or if all designated Beneficiaries predecease the Participant, the Participant's spouse, if any, otherwise the Participant's then-living descendants (with distribution being made per stirpes), if any, otherwise the Participant's estate, shall be considered the designated Beneficiary. All Beneficiary designations should include the full name and post office address of the Beneficiary. Distribution to a Beneficiary hereunder other than to the estate of a Participant shall not be subjected to claims against the Participant. A married Participant's sole primary Beneficiary shall, while the Participant is married, automatically be his or her current spouse unless the spouse consents in writing to the designation of a different primary Beneficiary or Beneficiaries. Such spousal consent shall acknowledge the financial effect of the designation and shall also acknowledge the non-spouse Beneficiary, class of Beneficiaries or contingent Beneficiaries and the specific form of payment, if any, chosen by the Participant. The consent shall be witnessed by a Plan representative or a notary public.

ARTICLE 4. - COMPANY MATCHING CONTRIBUTIONS

Section 4.1. Amount of Company Matching Contributions. Subject to the provisions of Section 6.1, the Company shall make Company Matching Contributions to the Plan for each calendar month on behalf of each Participant, on the following basis:

(a) If the Participant has completed fewer than 20 full Years of Service, the Company shall contribute fifty percent (50%) of the Regular Contributions deposited during such month by such Participant; provided, however, that the amount of Employee Contributions for which the Company shall make a Company Matching Contribution shall not exceed six percent (6%) of the Participant's Compensation; and

(b) If the Participant has completed 20 or more full Years of Service, the Company shall contribute seventy-five percent (75%) of the Regular Contributions deposited during such month by such Participant;

provided, however, that the amount of Employee Contributions for which the Company shall make a Company Matching Contribution shall not exceed six percent (6%) of the Participant's Compensation.

Section 4.2. Time and Form of Company Matching Contributions. Company Matching Contributions shall be made as soon as reasonably practicable after the last business day of the calendar month to which they relate. Company Matching Contributions may be made in the form of cash or common stock of Oklahoma Gas and Electric Company or in a combination thereof, as the Company elects. To the extent that Company Matching Contributions are made in the form of Oklahoma Gas and Electric Company common stock, the number of shares to be contributed shall be determined by dividing the amount of the contribution to be made in the form of stock by the closing price of such stock as reported as New York Stock Exchange-Composite Transactions on the date to which such contribution relates. Such stock may be stock which has been purchased by the Company for this purpose, authorized but unissued stock of Oklahoma Gas and Electric Company, or treasury stock held by Oklahoma Gas and Electric Company. Regardless of the form of contribution, all Company Matching Contributions shall be invested in the OG&E Common Stock Fund when contributed to the Trust.

ARTICLE 5. - EMPLOYEE CONTRIBUTIONS

Section 5.1. Employee Regular and Supplemental Contributions. For each Payroll Period, each Participant shall contribute to the Plan an amount not less than two percent (2%) nor more than fifteen percent (15%) of his or her Compensation, which contributions shall be designated by the Participant, in whole multiples of one percent (1%) of Compensation, on the following basis:

(a) Contributions not exceeding the first six percent (6%) of Compensation shall be designated Regular Contributions. Regular Contributions may be designated as After-Tax Contributions or Tax-Deferred Contributions in any combination, provided that any such designation is made in whole multiples of one percent (1%) of Compensation.

(b) Contributions exceeding the first six percent (6%) of Compensation shall be designated Supplemental Contributions. Supplemental Contributions may be
designated as After-Tax Contributions or Tax-Deferred Contributions, in any combination, provided that any such designation is made in whole multiples of one percent (1%) of Compensation.

All Employee Contributions shall be effected by payroll deductions in accordance with procedures established by the Committee.

Section 5.2. Change in Employee Contribution Percentages. The rate of Regular and Supplemental Contributions may be changed from one whole multiple of one percent (1%) to another by any Participant as to Employee Contributions to be made in the future, effective as of the first day of any Payroll Period and within the limitations of Section 5.1, by submitting the required information in advance to the Trustee; provided, however, that a Participant's Supplemental Contributions shall be completely suspended during any period in which his or her Regular Contribution percentage is less than six percent (6%).

Section 5.3. Suspension of Employee Contributions. A Participant may suspend his or her Regular Contributions and/or Supplemental Contributions as of the first day of any Payroll Period by submitting the required information to the Trustee prior to the start of the such Payroll Period. A Participant may resume Employee Contributions by similar advance notice to the Trustee.

Section 5.4. Deduction of Employee Contributions. The Company shall deduct Employee Contributions from the Compensation of the Participant and shall transmit biweekly the sums so deducted to the Trustee for investment as the Participant shall have directed. A statement of the amount of each Participant's Employee Contributions shall be delivered to the Trustee by the Plan Administrator.

Section 5.5. Yearly Limitation on Tax-Deferred Contributions. No Participant shall be permitted to have Tax-Deferred Contributions made under the Plan during any calendar year in excess of $8,994 (reduced by the Participant's elective deferrals for such year under any other salary reduction arrangement under Code
Section 401(k) or 403(b)), as adjusted by the Secretary of the Treasury each year. Any Tax-Deferred Contributions made by the Company on behalf of a Participant in excess of the adjusted $8,994 limit for any calendar year shall be returned to the Participant (as adjusted for earnings and losses attributable thereto during the Plan Year to which such excess relates) no later than the April 15 following the close of the calendar year to which such excess relates.

Section 5.6. Reduction of Tax-Deferred Contributions by the Committee. The Committee may decrease the maximum Tax-Deferred Contributions permitted to be made on behalf of certain Participants as determined by the Committee each Plan Year; may for certain Participants designate Tax-Deferred Contributions as After-Tax Contributions under the rules provided in Section 5.l; or may distribute Tax-Deferred Contributions to certain Participants, as adjusted for earnings and losses thereon through the end of the Plan Year in which they were made, within the first 2-1/2 months of the Plan Year following the Plan Year in which the contributions were made, to the extent necessary to meet for any Plan Year either of the following tests:

(a) The average Actual Deferral Percentage of the Highly Compensated Employees is not more than 1.25 times the average Actual Deferral Percentage of all other Employees; or

(b) The excess of the average Actual Deferral Percentage of the Highly Compensated Employees over the average Actual Deferral Percentage of all other Employees is not more than 2 percentage points and the average Actual Deferral Percentage of the Highly Compensated Employees is not more than 2 times the average Actual Deferral Percentage of all other Employees.

ARTICLE 6. - LIMITATIONS ON CONTRIBUTIONS TO THE PLAN

Section 6.1. Company Matching Contribution and Tax-Deferred Contribution Limitations. Company Matching Contributions and Tax-Deferred Contributions made by any Participating Employer shall be made only on behalf of Participants who are Employees of the Participating Employer, and Company Matching Contributions and Tax-Deferred Contributions shall be made only from current or accumulated earnings or profits of such Participating Employer. If any Participating Employer is prevented from making a contribution which it otherwise would have made by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it otherwise would have made, then so much of the contribution which such Participating Employer was so prevented from making may be made for the benefit of Participants who are Employees of such Participating Employer by any of the other Participating Employers to the extent of its current or accumulated earnings or profits. If the Participating Employers do not file a consolidated federal income tax return, the contribution by each such other Participating Employer shall be limited to that portion of its total current and accumulated earnings or profits remaining after adjustment for its contributions on behalf of Participants who are its own Employees which the total prevented contribution bears to the total current and accumulated earnings or profits of all such Participating Employers remaining after adjustment for all contributions on behalf of Participants who are their own Employees. Notwithstanding the foregoing provisions of this Section 6.1, Oklahoma Gas and Electric Company may waive the earnings and profits limitation under this Section 6.1 for any Plan Year. The amount of contributions made by any Participating Employer for a Plan Year shall not exceed the amount deemed to be deductible in computing the taxable income of such Participating Employer (taking into account all contributions under all of such Participating Employer's qualified plans and all privileges and limitations of carryovers and carryforwards as established by law) for the purpose of computing taxes on or measured by income under the provisions of the Code and/or any other laws in effect from time to time.

Section 6.2. Maximum Annual Additions to Participant Accounts. Notwithstanding any other provision of the Plan, the "total additions" on behalf of a Participant for any "limitation year" shall not exceed an amount equal to the lesser of:

(a) Thirty thousand dollars ($30,000), as adjusted by the Secretary of the Treasury under Section 415(d) of the Code; or

(b) Twenty-five percent (25%) of the Compensation paid to the Participant by the Company in that limitation year.

     For purposes of this Section 6.2 and Section 6.3, the term "total additions" shall mean, with respect to each Participant for each Plan Year, the aggregate of the Company Matching Contributions allocated to his or her Company Matching Contribution Account, the Tax-Deferred Contributions allocated to his or her Tax-Deferred Contribution Account and the contributions made by the Participant to his or her After-Tax Contribution Account. If any Participant's total additions exceed the applicable maximum limitation set forth above, contributions (and the earnings attributable thereto during the Plan Year) shall be returned to the Participant and/or held in a suspense account for the Participating Employer to the extent necessary and in the following priority:

(a) First,   Supplemental  After-Tax  Contributions  shall  be  returned  to the
Participant;

(b) Second, Regular After-Tax Contributions shall be returned to the Participant and Company Matching Contributions relating thereto shall be held in a suspense account for the Participating Employer;

(c) Third, Supplemental Tax-Deferred Contributions shall be returned to the Participant; and

(d) Fourth,  Regular  Tax-Deferred  Contributions  shall  be   returned  to  the
Participant and Company Matching Contributions relating thereto shall be held in a suspense account for the Participating Employer.

Amounts held in a suspense account for a Participating Employer shall be used to reduce future Company Matching Contributions by such Participating Employer. For purposes of this Section 6.2 and Section 6.3, the term "limitation year" shall mean the Plan Year and the term "Compensation" shall be defined pursuant to Treasury Regulation Section 1.415-2(d).

Section 6.3. Participation in More than One Plan of Company. In the event that the total additions which otherwise would be made to the Participant's Accounts under all defined contribution plans of the Company for any Plan Year exceed the limitations set forth in Section 6.2, the excess total additions shall be attributable first to the Plan as may be required under Section 6.2 so that no such excess total additions are made.

     In the event that the Participant is also a participant in one or more tax-qualified defined benefit pension plans of the Company, the sum of such Participant's defined benefit plan fraction and defined contribution plan fraction, as determined pursuant to Code Section 415(e) for any Plan Year, may not exceed 1.0.

     The defined benefit plan fraction for any Plan Year is a fraction, the numerator of which is the Participant's projected annual benefit under any defined benefit plan of the Company, and the denominator of which is the lesser of (a) 1.25 multiplied by the annual dollar limitation on projected annual benefits in effect under Code Section 415(b)(1)(A) or (b) 1.4 multiplied by one hundred percent (100%) of the Participant's average annual Compensation during the three consecutive calendar years when the Compensation paid to him or her was the highest. Notwithstanding the foregoing, if the Participant was a participant in any defined benefit plan of the Company as of December 31, 1982, the denominator of the defined benefit plan fraction will not be less than 1.25 multiplied by the Participant's accrued benefit under such plan as of December 31, 1982.

     The defined contribution plan fraction for any Plan Year is a fraction, the numerator of which is the sum of the total additions to the Participant's Accounts under all defined contribution plans of the Company, and the denominator of which is the sum of the maximum aggregate amounts which could have been contributed under Code Section 415(c) for the current Plan Year and for all prior Plan Years of such Participant's employment by the Company. The "maximum aggregate amount" for any Plan Year shall be equal to the lesser of (a)
1.25 multiplied by the dollar limitation on contributions in effect for such Plan Year under Code Section 415(c)(1)(A) or (b) 1.4 multiplied by twenty-five percent (25%) of the Participant's Compensation for the Plan Year. The Company may, in calculating the defined contribution plan fraction, elect to apply the transitional rule provided in Code Section 415(e)(6).

     If the sum of a Participant's defined contribution plan and defined benefit plan fractions would otherwise exceed 1.0 for any Plan Year, then the benefit which would otherwise be accrued with respect to such Participant under any applicable tax-qualified defined benefit pension plan shall be considered not to have been accrued and will be limited to the extent necessary so that the sum does not exceed 1.0.

Section 6.4. Limitation on Amount of Company Matching Contributions and After-Tax Contributions. The Committee may forfeit the amount of the nonvested Company Matching Contributions made for certain Participants; return the After-Tax Contributions made by certain Participants (as adjusted for earnings and losses thereon during the Plan Year to which such contributions relate) and the amount of the vested Company Matching Contributions made for such Participants (as adjusted for earnings and losses thereon during the Plan Year to which such contributions relate) within 2-1/2 months following the close of the Plan Year to which they relate, as determined by the Committee each Plan Year, to the extent necessary to meet for any Plan Year either of the following tests:

(a) The average Actual Contribution Percentage of the Highly Compensated Employees is not more than 1.25 times the average Actual Contribution Percentage of all other Employees; or

(b) The excess of the average Actual Contribution Percentage of the Highly Compensated Employees over the average Actual Contribution Percentage of all other Employees is not more than 2 percentage points and the average Actual
Contribution Percentage of is not more than 2 times the average Actual Contribution Percentage of all other Employees.

However, except as otherwise provided by Treasury regulations, for each Plan Year in which the nondiscrimination test of subsection 5.6(b) is relied upon to satisfy the requirements of Section 5.6,

Company Matching Contributions and After-Tax Contributions must meet the nondiscrimination test set forth in subsection 6.4(a). The amount of any Company Matching Contributions which are forfeited under this Section 6.4 shall be considered a Forfeiture and used in accordance with Section 2.21.

ARTICLE 7. - PARTICIPANT ACCOUNTS

Section 7.1. Establishment of Participant Accounts. The Committee shall maintain, or cause to be maintained, for each Participant a Company Matching Contribution Account, a Regular After-Tax Contribution Account and/or a Regular Tax-Deferred Contribution Account, a Supplemental After-Tax Contribution Account and/or a Supplemental Tax-Deferred Contribution Account, and such Transfer Account as may be required under the terms of Section 16.3. Each Account shall be adjusted on every Valuation Date to show the balance therein immediately after the next preceding Valuation Date increased by the amount of contributions thereto, and reduced by the amount of any distributions, withdrawals, or Forfeitures therefrom since such preceding Valuation Date.

Section 7.2. Quarterly Statement of Account Balances. As soon as practicable after the close of each calendar quarter, the Plan Administrator shall prepare and deliver to each Participant a statement of the balances in such person's Participant Accounts as of the close of such calendar quarter.

Section 7.3. Nonforfeitability of Employee Contribution Accounts. The entire interest of each Participant in his or her Regular After-Tax Contribution
Account, Regular Tax-Deferred Contribution Account, Supplemental After-Tax Contribution Account and Supplemental Tax-Deferred Contribution Account, if any, shall be at all times fully vested and nonforfeitable.

ARTICLE 8. - INVESTMENT FUNDS

Section 8.1. Establishment of Funds. The Committee shall cause the Trustee to establish and maintain the following Investment Funds:

(a) Fidelity Managed Income Portfolio. This option seeks to preserve the amount invested and to earn a competitive level of income over time. The goal is to maintain a stable $1 share price, but the yield will fluctuate. This option purchases short- and long-term investment contracts that meet the credit quality standards of Fidelity Management Trust Company. An investment contract is an unsecured agreement where the purchaser agrees to pay for the life of the contract and repay the money when the contracts become due. The issuers of investment contracts may be insurance companies, banks or other approved financial institutions.

(b) Fidelity Asset Manager: Income. This fund seeks a high level of income by maintaining a diversified portfolio of stocks, bonds and short-term, interest-bearing instruments. The fund emphasizes investments in bonds and other short-term instruments for income and price stability. The fund's "neutral mix" is 20 percent stocks, 30 percent bonds and 50 percent short-term instruments. This mix will vary as the fund manager gradually adjusts the fund's holdings - within defined ranges - based on the current outlook for different markets.

(c) Fidelity Asset Manager. This fund seeks high total return with moderate risk over the long term. The fund may invest in stocks, bonds and other short-term instruments, both in the U.S. and abroad. The fund's "neutral mix" is 40 percent stocks, 40 percent bonds and 20 percent short-term instruments. This mix will vary as the fund manager gradually adjusts the fund's holdings - within defined ranges - based on the current outlook for different markets.

(d) Fidelity Asset Manager: Growth. This fund seeks to maximize total return over the long-term by investing in a more aggressive mix of stocks, bonds and other short-term securities. The fund may invest in both U.S. and foreign securities. The fund's "neutral mix" is 65 percent stocks, 30 percent bonds, and 5 percent short-term instruments. This mix will vary as the fund manager gradually adjusts the fund's holdings - within defined ranges - based on the current outlook for different markets.

(e) OG&E Common Stock Fund. This investment is primarily in Oklahoma Gas and Electric Company common stock, which stock shall be contributed by the Company or purchased: (i) from Oklahoma Gas and Electric Company, (ii) on the open market or (iii) by participation in a dividend reinvestment or similar plan available to Oklahoma Gas and Electric Company's shareholders in general. A small portion of this fund may be invested in short-term investments for liquidity purposes to accommodate daily trading. Interests in this fund are expressed in terms of "units" and not in shares of stock to permit same day trading and valuations.

Section 8.2. Investment in Funds. Each of the Investment Funds shall be invested without distinction between principal and income within the investment directive for that Fund. The OG&E Common Stock Fund shall be administered on a unitized share accounting basis with segregation of units to the individual Participant Accounts. Pending payment of costs, expenses or anticipated benefits, or acquisition of permanent investments, the Trustee may hold any portion of any of the Investment Funds in obligations issued or fully guaranteed as to payment of principal or interest by the Federal government, short-term demand notes, short-term commercial paper, collective trust funds investing in short-term investments or in cash and may deposit any uninvested funds with any bank selected by the Trustee.

Section 8.3. Investment of Company Matching Contributions. All Company Matching Contributions shall be invested at the time contributed to the Trust in the OG&E Common Stock Fund. Prior to attaining age 55, a Participant may not transfer amounts from his or her Company Matching Contribution Account into any other Investment Fund. Upon attaining age 55, and thereafter, a Participant may transfer amounts from his or her Company Matching Contribution Account as provided in Section 8.5.

Section 8.4. Investment of Employee Contributions and Transfer Accounts. Each Participant shall have the right to file a written election with the Committee directing that his or her Employee Contributions and Transfer Account be invested in specified multiples of one percent (1%) of each of such amounts up to one hundred percent (100%) thereof, in any one or more of the Investment Funds. A Participant's initial investment election shall be made as of his or her initial commencement of participation in the Plan by submitting the required form to the Committee at the time of the Participant's election to participate pursuant to Section 3.2. In the absence of an effective election, one hundred percent (100%) of the Participant's Employee Contributions and Transfer Account shall be invested in the Fidelity Managed Income Portfolio.

Section 8.5. Change in Participant's Investment Election. Each Participant may elect to change the investment of future Employee Contributions and any future transfers to his or her Transfer Account in any multiple of one percent (1%) of each of such amounts effective as of any business day, by submitting the required information to the Trustee. Each Participant may also elect to change the investment of the balances in his or her Tax-Deferred Contribution Account, After-Tax Contribution Account, Transfer Account and, after attaining age 55, the balance in his or her Company Matching Contribution Account, in any multiple of one percent (1%) of such balances, effective as of any business day, by submitting the required information to the Trustee.

Section 8.6. Participant Voting Rights. Each Participant shall be entitled to direct the Trustee with respect to any shares of Oklahoma Gas and Electric Company common stock in the OG&E Common Stock Fund (including fractional shares) allocated to his or her Accounts as to the manner in which such shares shall be voted and as to the exercise of any other rights appertaining to such shares. The Trustee shall not vote any allocated shares as to which no such directions are received. The Committee shall cause all information provided to shareholders of Oklahoma Gas and Electric Company common stock to be concurrently provided to all such Participants.

ARTICLE 9. - VALUATIONS AND ADJUSTMENTS

Section 9.1. Computation of Fair Market Value of Funds. As soon as reasonably practicable after each Valuation Date, the Trustee shall make a valuation of the net assets of the Funds based on the fair market values of the Fund's assets as of such Valuation Date.

Section 9.2. Allocation of Gain or Loss in Each Fund. The earnings, losses, and changes in market value in each Fund shall be allocated to each Participant's Account in the same ratio that the balance in each such Account invested in such Fund immediately after the next preceding Valuation Date, less withdrawals and distributions therefrom subsequent to such next preceding Valuation Date, bears to the total amount of all such balances in such Accounts invested in such Fund immediately after the next preceding Valuation Date, decreased by the total of all such withdrawals and distributions from all such Accounts.

Section 9.3. Allocation of Dividends in the OG&E Common Stock Fund. All dividends received on shares of Oklahoma Gas and Electric Company common stock held in the OG&E Common Stock Fund shall be used by the Trustee to purchase additional shares of Oklahoma Gas and Electric Company common stock as described in Section 4(e) of the Trust. All shares of Oklahoma Gas and Electric Company common stock obtained with such dividends shall be added to the OG&E Common Stock Fund and allocated to the Accounts of the Participants in proportion to their respective interests in such Fund.

Section 9.4. Allocation of Company Matching Contributions. For the purposes of allocating the Company Matching Contribution for each month, the Company Matching Contribution Account of each Participant shall be credited with the number of units of the OG&E Stock Fund equal to the amount calculated in accordance with Section 4.1.

ARTICLE 10. - DISTRIBUTIONS AND WITHDRAWALS

Section 10.1. Distributions after a Severance Date. Each Participant who incurs a Severance Date shall be entitled to a distribution of that portion (or all) of his or her Accounts determined in accordance with Section 10.2 or 10.3, whichever is applicable, payable in accordance with the provisions of Article 11 hereof.

Section  10.2.   Termination  by  Reason  of  Death,   Permanent  Disability  or
Retirement. If a Participant's service is terminated by reason of Permanent Disability or death or after he or she becomes eligible for Normal or Early Retirement under the terms of the Oklahoma Gas and Electric Company Employees' Retirement Plan, such Participant (or his or her Beneficiary) shall be entitled to a distribution of the entire balance in his or her Accounts determined as of the Valuation Date immediately following the date of termination, plus any unallocated Employee Contributions credited after the Valuation Date.

Section  10.3.   Termination  by  Resignation,   Release  or  Discharge.   If  a
Participant's service is terminated for a reason other than death or Permanent Disability and before he or she becomes eligible for Normal or

Early Retirement under the terms of the Oklahoma Gas and Electric Company Employees' Retirement Plan, such Participant shall be entitled to a distribution of the entire balance in his or her Employee Contribution Accounts and Transfer Account and, to the extent the Participant is vested, the vested balance in his or her Company Matching Contribution Account, in each case determined as of the Valuation Date immediately following the date of termination, plus any unallocated Employee Contributions credited after the Valuation Date.

     A Participant's vested balance in his or her Company Matching Contribution Account as of any Valuation Date shall be determined as follows:

(a)  An amount equal to:

(i)  The sum of:

(1) the entire balance in the Participant's Company Matching Contribution Account as of such Valuation Date; and

(2) the total debits against the Participant's Company Matching Contribution Account as of such Valuation Date attributable to in-service withdrawals under
Section 10.4 hereof and prior distributions under this Section 10.3 which were made before a One-Year Period of Severance, if any;

                       multiplied by

(ii) The Participant's Vesting Percentage as specified in the schedule below, determined as of such Valuation Date;

                       less

(iii) The total debits against the Participant's Company Matching Contribution Account as of such Valuation Date attributable to in-service withdrawals under
Section 10.4 hereof and prior distributions under this Section 10.3 which were made before a One-Year Period of Severance, if any.

                  Vesting Schedule
                  ----------------

Full Years of Participation
         in Plan                Vesting Percentage
--------------------------------------------------
         Less than 3 years               0%
                  3                     30%
                  4                     40%
                  5                     60%
                  6                     80%
                  7                    100%

provided, however, that if the Participant is employed by the Company when he or she attains age 65 or after he or she becomes eligible for Normal or Early Retirement under the terms of the Oklahoma Gas and Electric Company Employees' Retirement Plan, his or her Vesting Percentage shall be one hundred percent (100%).

     Any amount in a Participant's Company Matching Contribution Account which is not distributable as set forth above shall be a Forfeiture and shall, together with other Forfeitures arising during the same Plan Year, be applied to reduce future Company Matching Contributions. A record of the total debits against the Participant's Company Matching Contribution Account for distributions from such Account pursuant to this Section 10.3 shall be maintained for the purposes of determining the Participant's vested balance in such Account prior to the expiration of a five-year Period of Severance.

     For purposes of the above vesting schedule, the Participant's Years of Participation in the Plan shall mean his or her Years of Service with the Company commencing on or after January 1, 1982; provided, however, that any Participant whose Employment Commencement Date was prior to January 1, 1982 and who elected to participate in the Plan on or before the beginning of the July 1, 1982 Valuation Period or when he or she was first eligible to become a Participant (whichever is later), shall be entitled, upon completion of three full Years of Participation in the Plan, to have his or her Years of Service with the Company which are prior to the date on which he or she was first eligible to participate in the Plan included as Years of Participation. Notwithstanding the foregoing, for Employees of Enogex Inc., Enogex Products Corporation and their subsidiaries who did not elect to participate in the Plan when first eligible or who did elect to participate in the Plan when first eligible and who have not completed three full Years of Participation in the Plan, only Years of Service commencing on or after September 30, 1986 shall be included in determining a Participant's Years of Participation. Also, and notwithstanding the foregoing, Employees of Enogex Inc., Enogex Products Corporation and their subsidiaries, who elected to participate in the Plan when first eligible, shall be entitled, upon completion of three full Years of Participation, to have all service with Mustang Fuel Corporation and Mustang Gas Products Company treated as Years of Service for the Company in determining Years of Participation.

Section 10.4. In-Service Withdrawals. Prior to the termination of his or her employment with the Company, a Participant may withdraw, for any reason, as of any business day, such part or all of the balance, determined immediately after the preceding Valuation Date, in his or her After-Tax Contribution Account as described in subsections (a), (b), (c), (d), (e) and (f) of this Section 10.4; such part or all of the vested balance, determined immediately after the preceding Valuation Date, in his or her Company Matching Contribution Account as described in subsection (g) of this Section 10.4; and such part or all of the balance, determined immediately after the preceding Valuation Date, in his or her Employee Tax-Deferred Contribution Account as described in subsections (h),
(i), (j), (k), (l) and (m) of this Section 10.4.

         Any withdrawal under this Section 10.4 may be made by submitting the required information to the Trustee. For each withdrawal, the Participant may indicate the Fund from which the withdrawal is to be made. If no such indication of the applicable Fund is made, such withdrawal shall be made pro rata from the Funds in which the Participant's Accounts to which the withdrawal relates are invested. All withdrawals must be for at least $300 or one hundred percent (l00%) of the Participant's After-Tax Contribution Account balance, whichever is less. A Participant may make only one withdrawal pursuant to this Section 10.4 in any Plan Year. All such withdrawals shall be made in cash. Withdrawals shall be deemed made in the following order:

(a) The amount of any contributions made to the Participant's Supplemental After-Tax Contribution Account before 1987;

(b) The amount of any contributions made to the Participant's Regular After-Tax Contribution Account before 1987;

(c) The amount of any increment in value in the Participant's Supplemental After-Tax Contribution Account attributable to contributions made before 1987;

(d) The amount of any increment in value in the Participant's Regular After-Tax Contribution Account attributable to contributions made before 1987;

(e) The balance in the Participant's Supplemental After-Tax Contribution Account attributable to contributions made after 1986 and earnings accrued thereon;

(f) The balance in the Participant's Regular After-Tax Contribution Account attributable to contributions made after 1986 and earnings accrued thereon;

(g) The  vested  balance  in the  Participant's  Company  Matching  Contribution
Account;

(h) The amount of any increment in value credited to the Participant's Supplemental Tax-Deferred Contribution Account as of December 31, 1988;

(i) The amount of any increment in value credited to the Participant's Regular Tax-Deferred Contribution Account as of December 31, 1988;

(j)  The  amount  of  contributions  made  to  the  Participant's   Supplemental
Tax-Deferred Contribution Account;

(k) The amount of contributions made to the Participant's Regular Tax-Deferred Contribution Account;

(l) The amount of any increment in value credited to the Participant's Supplemental Tax-Deferred Contribution Account after December 31, 1988; and

(m) The amount of any increment in value credited to the Participant's Regular Tax-Deferred Contribution Account after December 31, 1988; provided, however, that the Participant shall be permitted to withdraw such amounts pursuant to subsections 10.4(h), (i), (j) or (k) only as the Committee shall authorize upon satisfactory proof provided to the Committee that (i) a hardship exists, which hardship shall be limited to the Participant's immediate and heavy financial need, and (ii) such withdrawal is necessary to satisfy such immediate and heavy financial need. The determination of the existence of an immediate and heavy financial need and of the amount necessary to meet that need shall be made by the Committee in a nondiscriminatory manner. A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant if the Participant provides evidence satisfactory to the Committee that the distribution is on account of:

(1) Medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse or any dependent of the Participant (as defined in Section 152 of the Code);

(2) Purchase (excluding mortgage payments) of a principal residence for the Participant;

(3) Payment of tuition for the next semester or quarter of post-secondary education for the Participant, his or her spouse, children or dependents; or

(4) The need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

     A withdrawal shall be necessary to satisfy a Participant's immediate and heavy financial need only if:

(A) All of the following requirements are met:

(i) the amount of the withdrawal is not in excess of the amount of the immediate and heavy financial need;

(ii) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans available at the time of the requested withdrawal under all plans maintained by the Company;

(iii) the Employee Contributions of any Participant who makes a hardship withdrawal under subsections 10.4(h), (i), (j) or (k) shall be suspended until the first day of the first Payroll Period beginning after the end of the twelve-month period beginning on the date of receipt of the withdrawal; and

(iv) a Participant may not make Tax-Deferred Contributions during the calendar year immediately following the calendar year of the hardship withdrawal in excess of the applicable dollar limit under Section 5.5 for such next calendar year less the amount of such Participant's Tax-Deferred Contributions for the calendar year of the hardship withdrawal; or

(B) All of the requirements of any additional method prescribed by the Commissioner of InternalRevenue under which distributions will be deemed necessary to satisfy an immediate and heavy financial need are met.

     A Participant who has attained age 59-1/2 on or before the date on which he or she otherwise would receive a withdrawal pursuant to subsections 10.4(h),
(i), (j) or (k) shall not be required to provide evidence of a hardship to qualify for a withdrawal from his or her Tax-Deferred Contribution Account. Notwithstanding any other provision in this Section 10.4, a Participant described in the preceding sentence shall be permitted to withdraw all or any portion of his or her Tax-Deferred Contributions and the income allocable thereto pursuant to subsections 10.4(l) and (m).

     Upon making a withdrawal described in subsection 10.4(g) above, the Participant shall be suspended from making further Employee Contributions to the Plan for a period of twelve months following such withdrawal.

     A record of the total debits against the Participant's Company Matching Contribution Account for withdrawals from such Account shall be maintained for the purposes of determining his or her vested balance in his or her Company Matching Contribution Account upon a Severance Date under the provisions of
Section 10.3.

Section 10.5. Indebtedness to Trust. If a Participant is in default or indebted to the Trust, the amount of such default or indebtedness shall be deducted from any amounts payable to him or her or to his or her Beneficiary under this
Article 10 and shall be paid to the Trust.

Section 10.6. Loans to Participants. Upon the signed application of any Participant on a form provided by the Plan Administrator, the Committee may in its absolute discretion, grant a loan or loans from the Participant's Accounts to such Participant upon the following specific conditions:

(a)  The  loan  is  one  which  is  not  made  available  to  highly-compensated
Participants   in  an  amount   greater  in  proportion  to  the  size  of  such
Participants' Accounts than that available to other Participants;

(b)  No Participant may have more than two loans outstanding at any time;

(c) The loan shall bear reasonable interest consistent with its nature as a prudent investment of the Trust. At the time any loan is approved, the Committee shall establish a reasonable interest rate thereon, taking into account such factors as (i) the amount of the requested loan, (ii) the term during which the requested loan would be outstanding, and (iii) the security held under the requested loan;

(d) The loan shall be adequately secured by assignment of a portion of the Participant's Accounts in an amount equal to the principal amount of the loan. In the event that a Participant shall default upon his or her obligation to repay amounts loaned to him, the Trustee may offset amounts owed by such Participant against benefits owed to him or her hereunder without being in violation of Section 14.1. To the extent the loan is secured by a Transfer Account which is subject to Article 17, such loan may not be made without the prior written consent of the Participant's spouse;

(e) The maximum amount which may be loaned hereunder to any Participant will be established by the Committee and, whether by one or more loans, shall not exceed the lesser of (i) $50,000, reduced by the excess (if any) of the highest outstanding balance of all loans to the Participant from all tax-qualified plans of the Company during the one-year period ending on the day before the date on which such loan is made, over the outstanding balance of all loans to the Participant from all tax-qualified plans of the Company on the date on which such loan is made, or (ii) fifty percent (50%) of the vested balance of the Participant's Accounts as of the last preceding Valuation Date;

(f) Every Participant applying for a loan hereunder shall state on the application the reason for seeking the loan and the uses to which the loan proceeds will be put. Refusal of the Committee to grant any loan shall not preclude future applications by the same Participant, and application for or acceptance of a loan hereunder shall not of itself be construed to constitute termination of participation in or waiver of any rights under the Plan;

(g) All loans granted under the Plan shall be repaid pursuant to a written repayment schedule and evidenced by a written promissory note payable to the Trustee. In no event shall loans be extended for a period in excess of five years. The loan shall be repaid by regular payroll deductions effective as of the first Payroll Period beginning after the date on which the Participant receives the loaned amount. In no event shall principal and interest payments by Participant-debtors be less frequent than quarterly on a level amortization basis. In the event of a default in payment of either principal or interest which is due under the terms of any loan, the Trustee may declare the full amount of the loan due and payable and may take whatever action that may be lawful to remedy the default. No Participant who has once defaulted on a loan extended hereunder shall be granted any additional loan whatever; and

(h) A separate segregated account shall be established for each Participant who is granted a loan. The segregated account will be credited with the amount of the loan from the Participant's Accounts and such credits shall represent charges against such Accounts. The amount of the loan shall be charged to a Participant's Accounts in the following order: (i) Regular Tax-Deferred Contributions; (ii) Supplemental Tax-Deferred Contributions; (iii) the amount of any increment in value attributable to Regular Tax-Deferred Contributions; (iv) the amount of any increment in value attributable to Supplemental Tax-Deferred Contributions; (v) the vested balance in his or her Company Matching Contribution Account; (vi) Regular After-Tax Contributions made after 1986 and the earnings (or losses) accrued thereon; (vii) Supplemental After-Tax Contributions made after 1986 and the earnings (or losses) accrued thereon;
(viii) the amount of any increment in value in his or her Regular After-Tax Contribution Account attributable to contributions made before 1987; (ix) the amount of any increment in value in his or her Supplemental After-Tax Contribution Account attributable to contributions made before 1987; (x) the amount of Regular After-Tax Contributions made before 1987; (xi) the amount of Supplemental After-Tax Contributions made before 1987; and (xii) the balance in his or her Transfer Account, if any.

The portion of the loan withdrawn from an Account shall be charged on a pro rata basis against the Investment Fund or Funds in which the Account is invested. Segregated accounts shall not share in the dividends, earnings, losses and gains of the Trust under Sections 9.3 and 9.4, but rather will be credited with amounts of the interest payments made pursuant to the loan agreement and promissory note. Similarly, the dividends, earnings, gains and losses of the Trust that are allocated under Sections 9.3 and 9.4 shall not include the interest payments. Each payment of principal on the loan will be credited to the Participant's Accounts in the reverse order that the loaned amount was charged to such Accounts and will be invested in the same percentages as the Accounts are invested at such time or, if there is no current balance in such Accounts, in the percentages which the Accounts were invested prior to the loan. Each payment of interest will be credited to the Participant's Accounts in the same proportions as the loaned amounts were charged to the Accounts and will be invested in the same manner as the principal payments.

ARTICLE 11. - DISTRIBUTION OF BENEFITS

Section 11.1. Distribution of Benefits Upon Termination of Employment. Upon termination of employment (other than by reason of death) a Participant may request either that the vested balance of his or her Accounts be distributed to him or her following his or her termination of employment or that distribution be deferred until a later date, provided, however, that if the vested balance in the Participant's Accounts does not exceed $3,500 in the aggregate, the Trustee shall distribute the benefit in one lump sum payment within 20 days after the Participant's termination of employment without the Participant's consent; and provided further, that a Participant who is eligible for Normal or Early Retirement under the Oklahoma Gas and Electric Company Employees' Retirement Plan at the time of his or her termination of employment may defer distribution until the April 1 of the calendar year following the calendar year in which he or she attains age 70-1/2. Distributions to a Participant who is not eligible for Normal or Early Retirement under the Oklahoma Gas and Electric Company Employees' Retirement Plan at the time of his or her termination of employment shall commence no later than 60 days after the end of the Plan Year in which the Participant attains age 65 in the form chosen by the Participant.

Section 11.2. Manner of Distribution. Subject to the provisions of Section 11.1, a Participant may elect to receive his or her distribution in the form of a lump sum or in the form of installments, or in any combination thereof as follows:

(a) Lump-sum distributions. A Participant may request that his or her Accounts be distributed in whole or in part in a lump sum as of any business day by submitting a request to the Trustee at least 20 days in advance. The Participant may specify the Accounts from which any partial lump-sum distribution shall be made.

(b) Installment distributions. A Participant may request distribution of his or her Accounts by installment payments that shall:

(i) Begin no later than 20 days after the Trustee receives the Participant's request;

(ii) Be substantially equal in amount; and

(iii) Be made at regular intervals, not less frequently than annually, over a definite period, which may be for any period providing that it does not exceed the life expectancy of the Participant.

A Participant who elects installment distributions may elect to receive a lump sum of part or all of the remaining balance in his or her Accounts at any time by notifying the Trustee at least 20 days in advance.

Section 11.3.  Required  Beginning Date.  Distributions to any Participant whose
Severance Date has not occurred prior to the April 1 of the calendar year following the calendar year in which he or she attains age 70-1/2 shall in no event commence later than such April 1 regardless of whether his or her employment continues after such date.

Section 11.4. Form of Distribution. Distribution may be made in cash or in kind, or partly in cash and partly in kind, as the Participant may elect. Such election shall include the opportunity to request that distribution of such Participant's interest in the OG&E Common Stock Fund shall be made in kind in full shares of the common stock of Oklahoma Gas and Electric Company with fractions of a share being paid in cash. Common stock of Oklahoma Gas and Electric Company and other property so distributed shall be valued at its fair market value on the Valuation Date as of which the benefit is determined.

Section 11.5. Distribution of Benefits upon Death of Participant. Death benefits shall be paid under the Plan as follows:

(a) Death before Commencement of Benefits. In the event that a Participant dies prior to the commencement of distribution of his or her Accounts hereunder, then the Participant's entire balance in his or her Accounts shall be distributed within five years after the date of the Participant's death in such manner as the Participant designates in the Beneficiary designation form under Section 3.8 or, in the absence of such a designation, in the manner provided in Section 11.2 as the Beneficiary shall direct; provided, however, that if the balance in the Participant's Accounts does not exceed $3,500 in the aggregate, the Trustee shall distribute such benefit in a lump sum distribution following the Participant's death.

(b) Death after Commencement of Benefits. In the event that a Participant dies after the commencement of distribution of his or her Accounts over a period certain as provided in Section 11.2(b), distribution shall continue to the Participant's Beneficiary as provided under the terms of the installment distribution; provided, however, that the Beneficiary may accelerate payments as provided in Section 11.2(a).

Section 11.6. Distribution to Alternate Payees. Except as provided in any "qualified domestic relations order" as defined in Code Section 414(p), payment of benefits assigned to an alternate payee shall not commence until 20 days following the later of the Participant's "earliest retirement age" (as defined under Code Section 414(p)(4)(B)) or the day after the Plan Administrator recognizes such qualified domestic relations order pursuant to Code Section 414(p). The alternate payee must request payment from the Trustee. The form of payment to any alternate payee shall be determined pursuant to the terms of the applicable qualified domestic relations order, which shall be limited to the forms of payment otherwise available to a Participant other than the Qualified Joint and Survivor Annuity. An alternate payee shall be permitted to designate a Beneficiary pursuant to the provisions of Section 3.8, except that a married alternate payee shall not be subject to the requirement that his or her sole primary Beneficiary be his or her spouse. If the alternate payee dies before all benefits assigned to the alternate payee are distributed from the Plan, any remaining benefits shall be payable as provided in Section 11.5.

Section 11.7. Eligible Rollover Distributions. A Participant or other "distributee" who is entitled to receive an "eligible rollover distribution," notwithstanding any provision of the Plan to the contrary that would otherwise limit the distributee's election under this Section 11.7, may elect, at the time and in the manner prescribed by the Plan Administrator, to have all or a portion of an eligible rollover distribution paid directly to an "eligible retirement plan" provided that such eligible retirement plan provides for the acceptance of direct rollovers. For purposes of this Section 11.7, an "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the distributee or the joint lives (or life expectancies) of the distributee and his or her Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code
Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to the employer securities). An "eligible retirement plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(b), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an "eligible retirement plan" is an individual retirement account or individual retirement annuity. For purposes of this Section 11.7, a "distributee" includes any Participant, a surviving spouse, and a spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code
Section 414(p).

ARTICLE 12. - THE RETIREMENT SAVINGS TRUST

Section 12.1. Establishment of Trust. All of the funds of the Plan shall be held as a separate trust or trusts comprised of the Investment Funds and such other funds and accounts as shall be appropriate, to be held, invested and distributed in accordance with provisions of the Plan in providing benefits to Participants in the Plan and their Beneficiaries.

Section 12.2. Appointment of Trustee. The Trust or Trusts shall be held by such Trustee or Trustees as may be appointed by the Board of Directors from time to time, under a trust instrument or instruments which shall be approved by the Board of Directors and shall constitute part of the Plan.

ARTICLE 13. - ADMINISTRATION

Section 13.1. Allocation of Responsibilities among Fiduciaries. The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically allocated to them under the Plan. In general, the Board of Directors shall have the sole responsibility for authorizing the Company Matching Contributions required under the Plan; the sole authority to appoint and remove the Trustee or Trustees, members of the Committee and any investment manager; and the sole authority to amend or terminate, in whole or in part, the Plan and Trust. The Committee shall be responsible for reviewing the performance of the Trustee and any investment manager appointed by the Board of Directors, and recommending to the Board of Directors the appointment, retention or termination of the Trustee and any investment manager. In addition, the Committee shall establish an investment policy which shall be communicated to the Trustee and any investment manager. The Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan and Trust. The Plan Administrator shall have the duties provided under Section 13.2. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets under the Trust, all as specifically provided in the Trust and subject to the investment policy adopted by the Committee. The Trustee will be responsible only for the assets of the Trust which it manages. If an investment manager is appointed, the investment manager will have sole responsibility for the management of the assets of the Trust specifically allocated to it. Each Fiduciary warrants that any directions given, information furnished or action taken by it shall be in accordance with the provisions of the Plan and Trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under the Plan and Trust, and is not required under the Plan or Trust to inquire into the propriety of any such direction, information or action except that each Fiduciary shall not be relieved from liability for a breach of fiduciary responsibility by a co-Fiduciary under Section 405(a) of Title I of ERISA. It is intended under the Plan and Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan.

Section 13.2. Plan Administrator. A Plan Administrator shall be appointed by the Committee to serve at the Committee's discretion. The Plan Administrator shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to:

(a)  Reports and notifications to Participants;

(b)  Reports to and registration with the Internal Revenue Service;

(c)  Annual reports to the United States Department of Labor; and

(d)  Any other actions required by ERISA or the Plan.

Section 13.3.  Committee.

(a) Appointment. The Committee shall consist of two or more members appointed by the Board of Directors who may also be officers, directors, employees, agents or shareholders of Oklahoma Gas and Electric Company. Committee members may resign by written notice to, or may be removed by, the Board of Directors, which shall appoint a successor to fill any vacancy on the Committee, howsoever caused. The Secretary of Oklahoma Gas and Electric Company shall advise the Trustee in writing of the names of the members of the Committee and of any changes which may occur in its membership from time to time;

(b) Specific Powers and Duties. The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not limited to, the following:

(i) The discretionary authority to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

(ii) To prescribe procedures to be followed by Participants and Beneficiaries filing applications for benefits;

(iii) To cause to be prepared and to cause the Plan Administrator to distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan and Trust;

(iv) To receive from any Participating Employer and from Participants, either directly or through the Plan Administrator, such information as shall be necessary for the proper administration of the Plan and Trust;

(v) To furnish to Oklahoma Gas and Electric Company upon request such annual or other reports with respect to the administration of the Plan as are reasonable and appropriate;

(vi) To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, receipts and disbursements, and assets of the Trust;

(vii) To appoint or employ individuals to assist in the administration of the Plan and any other agents (corporate or individual) as it deems advisable, including legal counsel and such clerical, medical, accounting, auditing, actuarial and other services as it may require in carrying out the provisions of the Plan; provided, however, that no agent except an investment manager or fiduciary named in the Plan shall be appointed or employed in a position that would require or permit him or her: (1) to exercise discretionary authority or control over the acquisition, disposition or management of Trust assets; (2) to render investment advice for a fee or other compensation; or (3) to exercise discretionary authority or responsibility for Plan administration; and

(viii) To discharge all other duties set forth herein;

(c) Limitation on Powers. The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements for eligibility under the Plan;

(d) Conflicts of Interest. No member of the Committee shall participate in any action on matters involving solely his or her own rights or benefits as a Participant under the Plan. Any such matters shall instead be determined by the other members of the Committee;

(e) Trustee's Directions. The Committee shall direct the Trustee concerning disbursements which shall be made out of the Trust pursuant to the provisions of the Plan and Trust. Any Committee direction to the Trustee shall be in writing and may be signed by any member of the Committee or any party authorized by the Committee;

(f) Committee Procedures. The Committee may act at a meeting or by writing without a meeting, by the vote or assent of a majority of its members. The Committee may also adopt such bylaws and rules as it deems desirable for the conduct of its affairs and the administration of the Plan;

(g) Committee Records. The Committee shall keep a record of all of its meetings and shall keep all such books of account, records and other data as may be necessary or desirable in its judgment for the administration of the Plan. The Committee shall keep on file, in such form as it deems convenient and proper, all reports of the Trust received from the Trustee;

(h) Compensation; Reimbursement. Members of the Committee shall not receive compensation for their services as such members, but Oklahoma Gas and Electric Company shall reimburse them for any necessary expenses incurred in the discharge of their duties;

(i) Certain Indemnification. The Plan Administrator and members of the Committee shall be indemnified by Oklahoma Gas and Electric Company for all liability, joint or several, for their acts and omissions and for the acts and omissions of their agents and other Fiduciaries in the administration and operation of the Plan. The Plan Administrator and members of the Committee shall also be indemnified by Oklahoma Gas and Electric Company against all costs and expenses reasonably incurred by them in connection with the defense of any action, suit or proceeding in which they may be made party defendants by reason of their being or having been Plan Administrator or members of the Committee, whether or not then serving as such, including the cost of reasonable settlements (other than amounts paid to Oklahoma Gas and Electric Company) made to avoid costs of litigation and payment of any judgment or decree entered in such action, suit or proceeding. Oklahoma Gas and Electric Company shall not, however, indemnify the Plan Administrator or any member of the Committee with respect to any act finally adjudicated to have been caused by the willful misconduct of such individuals; or with respect to the cost of any settlement unless the settlement has been approved by a court of competent jurisdiction. The right of indemnification shall not be exclusive of any other right to which the Plan Administrator or member of the Committee may be legally entitled and it shall inure to the benefit of the duly appointed legal representatives of such individual; and

(j) Dissenting Committee Members. A dissenting Committee member who, within a reasonable time after he or she has knowledge of any action or failure to act by the Committee, registers his or her dissent in writing delivered to the Committee shall not be responsible for any such action or failure to act.

Section 13.4. Information from Participant. The Committee may require a Participant to complete and file with the Committee an application for benefits and all other forms approved by the Committee, and to furnish all pertinent information requested by such Committee. The Committee may rely upon all such information so furnished to it, including the Participant's current mailing address.

Section 13.5. Notification of Participant's Address. Each Participant and Beneficiary entitled to benefits under the Plan must file with the Committee, in writing, his or her post office address and each change of post office address. Any communication, statement or notice addressed to such person at his or her latest post office address as filed with the Committee shall, on deposit in the United States mail with postage prepaid, be binding upon such person for all purposes of the Plan and the Committee shall not be obliged to search for, or to ascertain the whereabouts of, any such person.

Section 13.6. Claims and Appeal Procedure. All claims for benefits shall be submitted in writing to the Committee which shall process them and approve or disapprove them within 90 days after the date the claim is received. If special circumstances arise and the Committee cannot process the claim within 90 days, the Committee shall notify the claimant that the time for making the decision is extended for up to 90 additional days. If the Committee fails to notify the claimant within the applicable period, the claim shall be considered denied. If the Committee makes a determination to deny benefits to a claimant, the denial shall be stated in writing and delivered or mailed to the claimant. Such notice shall set forth the specific reasons for the denial, written in a manner that may be understood by the claimant, and shall describe the steps necessary for appeal. A Participant or Beneficiary whose claim for benefits has been denied shall have a period of 60 days in which to appeal to the Committee and submit additional information to the Committee. The Committee shall consider the request at its next scheduled meeting. If the claim is again denied in writing, the Participant or Beneficiary may request a hearing within 30 days of the second denial and the Committee shall afford a reasonable opportunity for a hearing to any Participant or Beneficiary for a review of its decision denying the claim, which hearing shall be held within 60 days following receipt of the request. The claimant shall have an opportunity to present evidence and appear before the Committee. The Committee shall review all evidence submitted by the claimant and shall make its decision regarding the claim within 120 days following the receipt of the request for a hearing and shall provide the claimant with a written decision. The decision of the Committee regarding the claim shall be final and conclusive.

ARTICLE 14. - NATURE AND CONSTRUCTION OF RIGHTS AND DUTIES

Section 14.1. Nonalienation of Benefits. Except as required for federal income tax withholding purposes or pursuant to a "qualified domestic relations order" under Section 401(a)(13) of the Code, assignment of benefits under the Plan or their pledge or encumbrance in any manner shall not be permitted or recognized under any circumstances nor shall such benefits be subject to attachment or other legal process for the debts (including payments for alimony or support) of any Participant, former Participant or Beneficiary. This Section 14.1 shall not apply to any default or indebtedness to the Trust as provided in Sections 10.5 and 10.6.

Section 14.2. Payments to Incapacitated Participant or Beneficiary. If the Committee shall find that a Participant, former Participant or Beneficiary is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, the Committee may direct that any payment due him or her, unless claim therefor shall have been made by a duly appointed legal representative, shall be paid to his or her spouse, a child, a parent, or other blood relative or to a person with whom he or she resides, and any such payment so made shall be in complete discharge of the liabilities of the Plan therefor.

Section 14.3. Payment on Inability to Locate Participant or Beneficiary. Subject to all applicable laws relating to unclaimed property, if the Committee or Trustee mails by registered or certified mail, postage prepaid, to the last known address of a Participant or a Beneficiary, a notification that he or she is entitled to a distribution hereunder, and if the notification is returned by the United States Postal Service as being undeliverable because the addressee cannot be located at the address indicated, and if the Committee and Trustee have no knowledge of such Participant's or Beneficiary's whereabouts within three years from the date the notification was mailed, or if within three years from the date the notification was mailed to such Participant or Beneficiary he or she does not respond thereto by informing the Committee or Trustee of his or her whereabouts, then, and in either of said events, upon the December 31 coincident with or next succeeding the third anniversary of the mailing of such notification, the then undistributed share in the Trust of such Participant or Beneficiary shall be paid to the person or persons who would have been entitled to take such share in the event of the death of the Participant or Beneficiary whose whereabouts are unknown, assuming that such death occurred as of the December 31 coincident with or next succeeding the third anniversary of the mailing of such notification. In the event such alternate payment cannot be made, and subject to the applicable state laws concerning escheat, the aggregate amount of such Participant's Accounts shall be held in a suspense account until the end of the next Plan Year and then treated as a Forfeiture; provided, however, that such amount shall be reinstated to the proper Participant's Accounts upon a valid claim therefor by the Participant or Beneficiary.

Section 14.4. Interest in Trust Governed by Terms of Plan. No Participant, former Participant, Beneficiary or any other person shall have any interest in or right under the Plan or in any part of the assets or earnings thereof held in the Trust except as and to the extent provided in the Plan.

Section 14.5. Trust as Sole Source of Benefits. The Trust shall be the sole source of all benefits provided for in the Plan.

Section 14.6.  Uniformity of Treatment.  Whenever in the  administration  of the
Plan action by the Board of Directors (with respect to contributions) or the Committee (with respect to eligibility or classification of Employees, contributions or benefits) is required, such action shall be uniform in nature as applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of Employees who are officers, shareholders or highly compensated Employees.

Section 14.7. Exclusive Benefit of Participants and Beneficiaries. Notwithstanding any provision to the contrary in the Plan, no part of the assets of the Trust (other than such part as is required to pay taxes and expenses) shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and Beneficiaries; provided, however, that upon the Company's request a contribution which was made by it upon a mistake of fact, or conditioned upon initial qualification of the Plan or upon the deductibility of the contribution under Section 404 of the Code shall be returned to the Company which made the contribution within one year after the payment of the mistaken contribution, the denial of qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

Section 14.8. No Contract of Employment. Nothing contained in the Plan shall be construed as a contract of employment between the Company and any Employee, or as a right of any Employee to be continued in the employment of the Company, or as a limitation on the right of the Company to discharge its Employees with or without cause.

Section 14.9. Form of Actions and Notices. Any action by Oklahoma Gas and Electric Company pursuant to the provisions of the Plan shall be evidenced by a resolution of the Board of Directors certified by its secretary or assistant secretary, or by written instrument executed by any person authorized by the Board of Directors to take such action, and the Fiduciaries shall be fully protected in acting in accordance with any such written instrument or resolution received by them.

Section 14.10. Partial Invalidity Not To Affect Remaining Provisions. In case any provisions of the Plan shall be held unlawful or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions, and the Plan shall be construed and enforced as if the unlawful or invalid provisions had never been inserted.

ARTICLE 15. - AMENDMENT AND TERMINATION

Section 15.1. Plan and Trust Amendment. Oklahoma Gas and Electric Company reserves the right at any time and from time to time to amend the Plan and Trust in whole or in part, and either retroactively or prospectively, by action of the Board of Directors through a written instrument delivered to the Trustee; provided, however, that:

(a) Except as expressly provided to the contrary herein, no such amendment shall authorize or permit any part of the corpus or income of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants or Beneficiaries, or deprive any of them of funds then held for their account;

(b) No amendment shall increase the duties or liabilities of the Trustee without its written consent; and

(c) Notwithstanding anything herein to the contrary, any amendment may be made to the Plan and Trust that the Board of Directors deems necessary or appropriate to comply with any statute or regulation, including requirements for qualification, exempt status and deductibility of contributions under the Code, and such amendment shall have retroactive effect if necessary for such purposes.

Section 15.2. Permanency of Plan. Oklahoma Gas and Electric Company has established the Plan with a bona fide intention that the Plan and Trust shall be permanent. However, Oklahoma Gas and Electric Company realizes that circumstances not now foreseen or circumstances beyond its control may make it either impossible or inadvisable to continue to make contributions as herein provided.

Section 15.3. Termination of Plan. In the event that the Board of Directors notifies the Trustee in writing that it is impossible or inadvisable for Oklahoma Gas and Electric Company to continue to make its contributions as herein provided, the Board of Directors shall have the power to discontinue contributions to the Trust or to terminate the Plan by appropriate resolutions. In the event of (i) termination of the Plan, (ii) dissolution, merger, consolidation or reorganization of Oklahoma Gas and Electric Company where the successor company does not continue the Plan in accordance with Section 16.1,
(iii) partial termination with respect to a group of Participants, or (iv) complete discontinuance of contributions without any further action of the Company, the Company Matching Contribution Accounts of all affected Participants shall become fully vested and nonforfeitable. There shall be no Company contributions after the date the Plan terminates. However, the Committee and the Trust shall remain in existence, and all of the provisions of the Plan (other than the provisions relating to contributions and Forfeitures) which, in the sole opinion of the Committee are necessary, shall remain in full force and effect.

Section 15.4. Distribution Upon Termination. Upon termination of Plan and Trust, after payment of all expenses (including Trustee's fees) and proportionate adjustments to the Participant's Accounts, where appropriate, to reflect such expenses, gains, losses, and allocations to the date of termination, each Participant shall be entitled to receive any amounts then credited to his or her Accounts, distributed as provided in Article 11; provided, however, that the Committee and the Trustee shall not be required to effect such distribution until written evidence of approval of such termination and distribution has been received from the Internal Revenue Service. If such benefits do not exhaust the assets of the Trust, any remaining assets shall be allocated among the Accounts of continuing Participants in the proportion that the aggregate balance in their Accounts bears to each other. Upon termination, the Committee may authorize the payment to Participants or Beneficiaries of such amounts in cash or in kind, with all such assets being measured at their fair market value. The Trustee shall continue to hold, invest, administer and distribute the assets of the Trust pursuant to the terms of the Plan until no Trust assets remain in its hands. If a Participant dies after termination of the Plan and before all of his or her interest in the Trust has been paid, the undistributed portion shall be distributed to his or her Beneficiary in a lump sum.

ARTICLE 16. - SUCCESSOR COMPANY; PLAN MERGER, CONSOLIDATION OR TRANSFER OF
ASSETS

Section 16.1. Continuation by Successor. In the event of the dissolution, merger, consolidation or reorganization of Oklahoma Gas and Electric Company, or other circumstances whereby a successor continues to carry on a substantial part of its business, the successor shall have the option for 90 days thereafter to make provision for the continuance of the Plan. In that event, such successor shall be substituted for Oklahoma Gas and Electric Company under the Plan upon filing a written election to that effect with the Trustee. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of Oklahoma Gas and Electric Company under the Plan.

Section 16.2. Merger or Consolidation of Plan. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust to, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, the assets of the Trust applicable to such Participants shall be transferred to the other trust only if:

(a) Each Participant would (if the plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated);

(b) Resolutions of the Board of Directors of Oklahoma Gas and Electric Company, and of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and in the case of the new or successor employer, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new or successor employer's plan; and

(c)  Such other plan is qualified under Sections 401(a) and 501(a) of the Code.

Section 16.3. Transfer of Assets From Other Qualified Plans. The Board of Directors may approve the transfer in whole or in part of the assets and liabilities of any other plan of deferred compensation qualified under Sections 401(a) and 501(a) of the Code into the Trust established under this Plan, including a transfer that may cause the Plan to be deemed a transferee plan within the meaning of Section 401(a)(11)(B)(iii) of the Code. The amounts so transferred shall be deposited into the Trust and a fully vested and nonforfeitable Transfer Account shall be established for each affected Participant; provided, however, that any amount which is subject to the "transferee plan" rules must be accounted for separately within the Transfer Account. The separate accounting of the "transferee plan" amounts shall be made by allocating separately to such amounts their allocable share of any gains, losses and other applicable credits and charges on a reasonable and consistent basis. Each Participant's Transfer Account, if any, shall share in adjustments made to the Trust on subsequent Valuation Dates pursuant to Article 9, but shall not share in Company Matching Contribution allocations at any time. A Participant may not make an in-service withdrawal from his or her Transfer Account, but may receive a loan pursuant to Section 10.6. Upon termination of employment or death, the total amount of a Participant's Transfer Account shall be distributed in accordance with Articles 11 and 17.

ARTICLE 17. - JOINT AND SURVIVOR ANNUITY REQUIREMENTS

Section 17.1. Applicability. The provisions of this Article 17 shall apply only to amounts transferred to the Plan on or after January 1, 1985 pursuant to
Section 16.3 and subject to the transferee plan rules of Section 401(a)(11)(B)(iii) of the Code ("Transferee Plan Amounts"). With respect to the Transferee Plan Amounts (as adjusted for any subsequent earnings or losses), the provisions of this Article 17 shall take precedence over any conflicting provision in the Plan.

Section 17.2. General Rules. Unless an optional form of benefit under Article 11 is selected pursuant to a Qualified Election within the 90-day period ending on the date that distribution of benefits otherwise would commence, Transferee Plan Amounts shall be paid in the form of a Qualified Joint and Survivor Annuity. In addition, unless a form of benefit under Article 11 has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before benefits have commenced, the Participant's Transferee Plan Amount shall be applied toward the purchase of a Qualified Preretirement Survivor Annuity for the life of the Surviving Spouse.

     Notwithstanding either of the foregoing general rules, if the Participant's Transferee Plan Amount does not exceed $3,500 when such payments are to begin, it shall be immediately distributed in one lump sum payment. In all other cases, the Participant and Spouse (or the Surviving Spouse) may consent in writing to receive an immediate lump sum payment of the Transferee Plan Amount.

Section 17.3. Definitions. The following terms shall have the following meanings for purposes of this Article 17:

(a) Election Period means the period beginning on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service before the first day of the Plan Year in which he or she attains age 35, with respect to the Transferee Plan Amounts as of the date of separation, the Election Period shall begin on the date of separation.

(b) Qualified Election means a waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity, as such waiver is further described in this subsection 17.3(b). The waiver must be in writing and must be consented to by the Participant's Spouse. The Spouse's consent must be witnessed by the Plan Administrator or notary public and must acknowledge the financial effect of the waiver. If the Qualified Election designates a non-Spouse Beneficiary or a specific form of payment, the Spouse's consent must also acknowledge the non-Spouse Beneficiary, class of Beneficiaries or contingent Beneficiaries, and the specific form of payment, if any. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan Administrator that such written consent cannot be obtained because there is no Spouse, the Participant is legally separated from the Spouse or the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed Qualified Election, the designated Spouse. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

(c) Qualified Joint and Survivor Annuity means, with respect to a married Participant, an annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is not less than fifty percent (50%) and not more than one hundred percent (100%) of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's Transferee Plan Amount. With respect to an unmarried Participant, a Qualified Joint and Survivor Annuity means an annuity for the life of the Participant.

(d) Qualified Preretirement Survivor Annuity means an annuity for the life of the Surviving Spouse which is the amount of benefit which can be purchased with the Participant's Transferee Plan Amount.

(e) Spouse (or Surviving Spouse) means the spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse to the extent required under a "qualified domestic relations order" as described in Section 414(p) of the Code.

ARTICLE 18. - CONSTRUCTION

     The Plan and the Trust forming a part thereof shall be construed and administered according to the laws of the State of Oklahoma to the extent such laws are not preempted by ERISA or subsequent amendments thereto or any other laws of the United States of America.

ARTICLE 19. - MULTIPLE EMPLOYER PROVISIONS

Section 19.1. Participating Employers. The Board of Directors may authorize any other corporation or business organization to participate in the Plan, with participation to commence upon such date as the Board of Directors shall determine in its discretion. Upon receiving such authorization, said corporation or business organization shall become a Participating Employer immediately upon causing its board of directors to adopt a written resolution electing such participation.

Section 19.2. Plan's Application to Each Participating Employer. It is intended that the contribution, Forfeiture and allocation provisions of the Plan shall apply separately to each Participating Employer, if there be more than one, and to the Participants of each Participating Employer. In all other respects, the Plan shall constitute a single plan for all Participating Employers.

Section 19.3. Continuity of Employment. Except as expressly provided to the contrary herein, the concept of "employment" shall be deemed to refer equally to employment with any Participating Employer, so that for the purpose of measuring Years of Service or for any other purpose under the Plan, employment with any Participating Employer shall be deemed to be the equivalent of employment with any other Participating Employer, and employment with any Participating Employer may be combined with employment with any other Participating Employer as if all employment had been with any one Participating Employer. Regardless of the duration of service with any particular Participating Employer in any given year or the number of Participating Employers for whom an Employee works, an Employee will not be credited with more than one Year of Service in any Plan Year.

Section 19.4. Instructions to Trustee. Unless Oklahoma Gas and Electric Company otherwise so states in its instructions to the Trustee, its directive to the Trustee shall apply to the entire trust fund without distinction as to the portion thereof contributed by any one Participating Employer.

Section 19.5. Amendment by Board of Directors. The Board of Directors shall be vested with the sole power to amend the Plan and Trust by an instrument in writing delivered to the Trustee, the Committee and each Participating Employer. Such amendment shall bind all Participating Employers, except that no such amendment shall bind any Participating Employer which, within 90 days after its receipt of notice of such amendment from Oklahoma Gas and Electric Company, shall have given notice pursuant to Section 19.6 of its termination of Plan participation.

Section 19.6. Withdrawal by Participating Employer. By instrument in writing, duly executed and delivered to the Trustee, the Committee and Oklahoma Gas and Electric Company (if such terminating Participating Employer is not Oklahoma Gas and Electric Company), the board of directors of any Participating Employer shall have the right, with the consent of the Board of Directors, to amend the Plan and Trust in such a way as to withdraw its participation in the Plan and Trust. In such event said Participating Employer shall forthwith cease to be a party to the Plan and Trust. Oklahoma Gas and Electric Company shall thereupon determine that portion of the trust fund which represents, with respect to those Participants who are at such time Employees of such Participating Employer, an amount which bears to the total trust fund the same ratio which the actuarial reserve for such Participants bears to the total actuarial reserve in the trust fund. The Trustee, at the direction of Oklahoma Gas and Electric Company, shall do one of the following: (a) set aside such assets for the exclusive benefit of those Participants who are then Employees of such Participating Employer; (b) deliver such assets to the trustee to be selected by such Participating Employer; or (c) terminate the Plan and liquidate the Trust with respect to such Participating Employer in accordance with Article 15, after first obtaining any necessary governmental approval.

ARTICLE 20. - SPECIAL PROVISIONS FOR TOP-HEAVY PLANS

Section 20.1. Top-Heavy Plan Definitions. The definitions relating to Top-Heavy Plan provisions are as follows:

(a) The term "Top-Heavy Plan" or "Top-Heavy" means the Plan or refers to the Plan if, as of the Determination Date, the aggregate of the Accounts of Key
Employees under the Plan exceeds sixty percent (60%) of the aggregate of the Accounts of all Employees under the Plan, as determined in accordance with the provisions of Section 416(g) of the Code. The determination of whether the Plan is Top-Heavy shall be made after aggregating all other tax-qualified plans of the Company which are required to be aggregated pursuant to Section 416(g)(2) of the Code and after aggregating any other such plan of the Company which may be taken into account under the permissive aggregation rules of Section 416(g)(2)(A)(ii) of the Code if such permissive aggregation thereby eliminates the Top-Heavy status of any plan within such permissive aggregation group. The Plan is "Super Top-Heavy" if, as of the Determination Date, the Plan would meet the test specified above for being a Top-Heavy Plan if ninety percent (90%) were substituted for sixty percent (60%) in each place in which it appears in this subsection 20.1(a). The plans which are required to be aggregated include (i) all tax-qualified plans of the Company in which a Key Employee participates and all tax-qualified plans of the Company in which a Key Employee participated which were terminated within the five-year period ending on the Determination Date, and (ii) all other tax-qualified plans of the Company which enable a plan described in (i) to meet the requirements of Section 401(a)(4) or Section 410 of the Code. The plans which are permitted to be aggregated include the plans which are required to be aggregated plus any plan or plans of the Company which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code. For the purposes of these Top-Heavy provisions, Employees and Key Employees shall include only such individuals who performed any services for the Company at any time during the five-year period ending on the Determination Date.

(b) The term "Determination Date," for purposes of determining whether the Plan is Top-Heavy for a particular Plan Year, means the last day of the preceding Plan Year.

(c) The term "Key Employee" means any Employee or former Employee (including a Beneficiary of any such Employee or former Employee, if a Participant) who at any time during the Plan Year or any of the four preceding Plan Years is:

(i) An individual who receives as annual Compensation more than fifty percent (50%) of the dollar limit under Code Section 415(b)(1)(A) and who is an officer of the Company (but in no event shall more than fifty Employees or, if less, ten percent (10%) of all Employees be taken into account under this paragraph (i) as Key Employees);

(ii) One of the ten Employees owning (or considered as owning within the meaning of Code Section 318) the largest interests in the Company, provided that the Employee's interest is more than a one-half percent (.5%) interest in the Company and such Employee also had Compensation exceeding the maximum dollar limitation under Code Section 415(c)(1)(A) in effect for the calendar year in which the Determination Date falls;

(iii) A person  owning  (or  considered  as owning  within  the  meaning of Code
Section 318) more than five percent (5%) of the outstanding stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company; or

(iv) A person who receives as annual Compensation from the Company more than One Hundred Fifty Thousand Dollars ($150,000) and who would be described in paragraph (iii) of this subsection if "one percent (1%)" were substituted for "five percent (5%)."

For purposes of applying Code Section 318 to the  provisions of this  subsection
(c), subparagraph (C) of Code Section 318(a)(2) shall be applied by substituting "five percent (5%)" for "fifty percent (50%)." In addition, the rules of subsections (b), (c) and (m) of Code Section 414 shall not apply for purposes of determining top-ten ownership or ownership percentage in the Company under this subsection (c).

(d) The term "Non-Key Employee" means any Employee (including a Beneficiary of such Employee, if a Participant) who is not a Key Employee.

(e) For purposes of this Section 20.1 and Section 20.2, the term "Compensation" shall be defined pursuant to Treasury Regulations Section 1.415-2(d).

Section  20.2.   Requirements   in  Plan  Years  in  Which  Plan  Is  Top-Heavy.
Notwithstanding anything herein to the contrary, if the Plan is Top-Heavy as determined pursuant to Code Section 416 for any Plan Year, then the Plan shall meet the following requirements for any such Plan Year:

(a) Minimum Vesting  Requirements.  A  Participant's  Vesting  Percentage  under
Section 10.3 in his or her Company Matching Contribution Account shall be determined in accordance with the following schedule:


        Years of Service      Vesting Percentage
-------------------------------------------------

        Less than Two                        0%
At least Two but less than Three            20%
At least Three but less than Four           40%
At least Four but less than Five            60%
At least Five but less than Six             80%
         Six or more                       100%

In the event that the Top-Heavy Plan ceases thereafter to be Top-Heavy, each Participant's Vesting Percentage shall again be determined under Section 10.3, provided that a Participant's Vesting Percentage shall not be reduced thereby. To the extent required by Code Section 411(a)(10) and final Regulations of the Department of Treasury under Code Section 416, if the determination of a Participant's Vesting Percentage is changed from the use of Section 10.3 to the use of this Section 20.2(a), each Participant with at least three Years of Service may elect to continue to have his or her Vesting Percentage computed under the formerly applied vesting schedule.

(b) It is intended that the Company will meet the minimum contribution requirements of Code Sections 416(c) and 416(h) by providing a minimum Company contribution (including Company Matching Contributions already made on behalf of the Participant under Article 4) for such Plan Year for each Participant who is a Non-Key Employee (regardless of whether he or she has made Tax-Deferred Contributions), in accordance with whichever of the following paragraphs is applicable:

(i) If the Company does not maintain a tax-qualified defined benefit pension plan, or if the Company maintains such a pension plan in which no Participant can participate, the minimum contribution per Participant shall be three percent (3%) of the Participant's Compensation for that Plan Year;

(ii) If the Company maintains a tax-qualified defined benefit pension plan in which one or more Participants may participate, and that pension plan is not Top-Heavy under Code Section 416(g)(1)(A)(i), the minimum contribution per
Participant shall be four percent (4%) of the Participant's Compensation for that Plan Year, provided (i) that the Plan is not Super Top-Heavy, (ii) that the increased one percent (1%) contribution is necessary to avoid the application of Code Section 416(h)(1) (relating to adjustment of the combined plan contributions and benefits limitation which would substitute 1.0 for 1.25 in the defined contribution and defined benefit fractions under Code Section 415) and
(iii) that such combined plan benefit
and contribution limitations would otherwise be exceeded if such minimum contribution were not so increased; and

(iii) If the Company maintains a tax-qualified defined benefit pension plan in which one or more Participants may participate, and that pension plan is Top-Heavy under Code Section 416(g)(1)(A)(i), the minimum contribution per Participant shall be five percent (5%) of the Participant's Compensation for that Plan Year; provided, however, that if the Plan is not Super Top-Heavy the minimum contribution shall be increased to seven and one-half percent (7.5%) if necessary to avoid the application of Code Section 416(h)(1) (relating to adjustment of the combined plan contributions and benefits limitation which would substitute 1.0 for 1.25 in the defined contribution and defined benefit fractions under Code Section 415) and if such combined plan benefit and contribution limitations otherwise would be exceeded if an increased minimum contribution is not made.

The minimum Company contribution under this subsection 20.2(b), to the extent not already credited or allocated to the appropriate Participants' Accounts because it is in addition to Company contributions already made on behalf of the Participant under Article 4, shall be made to Participants' Company Matching Contribution Accounts. Notwithstanding anything in this subsection 20.2(b) to the contrary, the applicable minimum contribution required under this subsection shall in no event exceed, in terms of a percentage of Compensation, the contribution made for the Key Employee for whom such percentage is highest for the Plan Year after taking into account contributions or benefits under other tax-qualified plans in the Plan's aggregation group as provided pursuant to Code
Section 416(c)(2)(B)(ii). Furthermore, no minimum contribution will be required under this subsection 20.2(b) (or the minimum contribution shall be reduced, as the case may be) for a Participant for any Plan Year if the Company maintains another tax-qualified plan under which a minimum benefit or contribution is being accrued or made for such Plan Year in whole or in part for the Participant in accordance with Code Section 416(c).

         IN WITNESS WHEREOF, the Company has caused this amended and restated Plan to be signed on this day of ,1993.

                           OKLAHOMA GAS AND ELECTRIC COMPANY


                                    By
                                      ----------------------
                                   Its
                                      ----------------------

ATTEST:
       ----------------

Its
   --------------------

                             AMENDMENT NO. 1 TO THE
                  OKLAHOMA GAS AND ELECTRIC COMPANY EMPLOYEES'
                             RETIREMENT SAVINGS PLAN
               As Amended and Restated Effective December 1, 1993
               --------------------------------------------------

         Oklahoma Gas and Electric Company, an Oklahoma corporation, in accordance with the authority contained in Section 15.1 of the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan (the "Plan"), hereby amends the Plan, effective as of January 1, 1994, as follows:

          1. Section 3.1 of the Plan is hereby amended by adding the following sentence at the end of this Section:

                    "Notwithstanding the foregoing, for purposes of determining the eligibility of the following Employees to participate in the Plan:

                         employees of Clinton Gas Company as of August 31, 1994, who became Employees of the Company on September 1, 1994 (upon the acquisition of Clinton
                         Gas Company by Enogex, Inc.),

                    Hours of Service accrued by these Employees while employees of Clinton Gas Company prior to September 1, 1994, shall be treated in the same manner as though such Hours of Service had been accrued with the Company."

          2. Section 4.1 of the Plan is hereby amended by adding the following paragraph at the end of this Section:

                    "Notwithstanding the foregoing, for purposes of determining Participants' Years of Service under this Section 4.1, Employees of Enogex Inc., who became Employees of the Company on September 1, 1994, upon the acquisition of Clinton Gas Company by Enogex, Inc., and who were employed by the Company on September 1, 1994 and elected to participate in the Plan when first eligible, shall be entitled to have all service with Clinton Gas Company prior to September 1, 1994 treated as Years of Service for the Company."

          3. Section 10.3 of the Plan is hereby amended by adding the following phrase between the words, "and their subsidiaries" and the words, "who did not" in the second sentence of the last paragraph of this Section:

                    ", who became employees of the Company on September 30, 1986,"

          4. Section 10.3 of the Plan is hereby further amended by adding the following paragraph at the end of this Section:

                    "Notwithstanding the foregoing, Employees of Enogex Inc., who became Employees of the Company on September 1, 1994, upon the acquisition of Clinton Gas Company by Enogex, Inc., and who did not elect to participate in the Plan when first eligible or who did elect to participate in the Plan when first eligible and who have not completed three full Years of Participation in the Plan, only Years of Service commencing on or after September 1, 1994 shall be included in determining a Participant's Years of Participation. Also, and notwithstanding the foregoing, Employees of Enogex Inc., who became Employees of the Company on September 1, 1994, upon the acquisition of Clinton Gas Company by Enogex, Inc., and who were employed by the Company on September 1, 1994 and elected to participate in the Plan when first eligible, shall be entitled, upon completion of three full Years of Participation, to have all service with Clinton Gas Company prior to September 1, 1994 treated as Years of Service for the Company in determining Years of Participation."

                             AMENDMENT NO. 2 TO THE
                  OKLAHOMA GAS AND ELECTRIC COMPANY EMPLOYEES'
                             RETIREMENT SAVINGS PLAN
               As Amended and Restated Effective December 1, 1993
               --------------------------------------------------

         Oklahoma Gas and Electric Company, an Oklahoma corporation, in accordance with the authority contained in Section 15.1 of the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan (the "Plan"), hereby amends the Plan, effective as of February 1, 1995, as follows:

          1.   Section 8.1(e) of the Plan is hereby redesignated Section 8.1(h).

          2. Section 8.1 of the Plan is hereby amended by adding the following new subparagraphs:

                    (e) Fidelity  Growth and Income  Portfolio.  This fund seeks
                        ---------------------------------------
               high total return through a combination of current income (such as through dividends) and capital appreciation (an increase in the value of the fund's shares). The fund expects to invest a majority of its assets in domestic and foreign equity securities, with a focus on those that pay current dividends and show potential earnings growth. However, the fund may buy securities that are not currently paying dividends, but offer prospects for either capital appreciation or future income.

                    (f) Fidelity Blue Chip Growth Fund.  This fund seeks capital
                        ------------------------------
               appreciation (an increase in the value of the fund's shares). The fund invests mainly in common stocks of well known and established companies. The fund normally invests at least 65% of its total assets in the common stock of "blue chip" companies, i.e., those with a market capitalization of at least $200 million, if included in the S&P 500 or the Dow Jones Industrial Average, or $1 billion if not included in either index.

                    (g) Fidelity   Contrafund.   This   fund   seeks   capital
                        ---------------------
               appreciation (an increase in the value of the fund's shares). The fund invests mainly in equity securities of companies that are undervalued or out of favor. The fund looks for companies that have at least one of the following characteristics: (i) the company is unpopular, but improvements seem possible due to developments such as a change in management, a new product line, or an improved balance sheet; (ii) the company has been popular recently, but is temporarily out of favor due to short-term or one-time factors; and/or (iii) the company is undervalued when compared to other companies in the same industry.

                             AMENDMENT NO. 3 TO THE
                  OKLAHOMA GAS AND ELECTRIC COMPANY EMPLOYEES'
                             RETIREMENT SAVINGS PLAN
               As Amended and Restated Effective December 1, 1993
               --------------------------------------------------

         Oklahoma Gas and Electric Company, an Oklahoma corporation, in accordance with the authority contained in Section 15.1 of the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan (the "Plan"), hereby amends the Plan, effective as of December 1, 1993, as follows:

          1. Section 10.6 of the Plan is hereby amended by replacing the third sentence of subsection (g) thereof with the following sentences:

               "If and as long as the Participant is an active employee of the Company, the loan shall be repaid by regular payroll deductions effective as of the first Payroll Period beginning after the date the Participant receives the loan amount. If the Participant is not an active employee or is not otherwise receiving regular paychecks from the Company, then such Participant shall make payments on the loan by making or delivering checks to the Company pursuant to the written repayment schedule."

          2. Section 2.14 of the Plan is hereby amended by replacing the final sentence thereof with the following sentence:

               "For purposes of Sections 2.2, 2.3 and 2.22, the term "Compensation" shall mean the total compensation received by an Employee from the Company for the Plan Year, including salary, wages, bonuses, commissions, overtime pay, overtime premiums, amounts which are Tax-Deferred Contributions under the Plan, and any other elective contributions that are not included in gross income under Code Section 125, 402(e)(3) or 402(h)."

                             AMENDMENT NO. 4 TO THE
                  OKLAHOMA GAS AND ELECTRIC COMPANY EMPLOYEES'
                             RETIREMENT SAVINGS PLAN
               As Amended and Restated Effective December 1, 1993
               --------------------------------------------------

         Oklahoma Gas and Electric Company, an Oklahoma corporation, in accordance with the authority contained in Section 15.1 of the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan (the "Plan"), hereby amends the Plan, effective as of December 1, 1993, as follows:

          1. SECTION 2.15 OF THE PLAN IS HEREBY AMENDED BY DELETING THE WORDS "WHO IS EMPLOYED ON A REGULAR, FULL-TIME BASIS."

          2. SUBSECTION 3.7(A) OF THE PLAN IS HEREBY AMENDED BY DELETING THE SUBSECTION AND REPLACING IT WITH THE FOLLOWING MATERIAL:

                    "(a)  Restoration  of "Unvested"  Amounts.  If a Participant
                          -----------------------------------
               terminates employment with the Company before becoming fully vested in his or her Company Matching Contribution Account, does not take a total distribution of the vested portion of his or her Company Matching Contribution Account upon termination, is reemployed by the Company, and either (i) his or her Period of Severance is less than five years or (ii) the Company fully vested the Company Matching Contribution Accounts of other
               Participants in the same category as the Participant if the Participant had remained employed by the Company and five years had not elapsed during his or her Period of Severance, the unvested portion of his or her Company Matching Contribution Account under Section 10.3 shall be restored to the Participant as of the Valuation Date immediately following the date of reemployment. The Participant's vested interest in his or her Company Matching Contribution Account upon reemployment shall be determined pursuant to Section 10.3.

                    If a  Participant  terminates  employment  with the  Company before becoming fully vested in his or her Company Matching Contribution Account, receives a distribution of all of the vested portion of the account after termination, is reemployed by the Company, and either (i) his or her Period of Severance is less than five years or (ii) the Company fully vested the Company Matching Contribution Accounts of other Participants in the same category as the Participant if the Participant had remained employed by the Company and five years had not elapsed during his or her Period of Severance, the Company shall restore to the Participant as of the Valuation Date immediately following the date of reemployment those amounts treated as Forfeitures under
               Section 10.3 without interest or earnings for the period between the Valuation Date immediately following the Participant's distribution date and the Valuation Date immediately following the Participant's reemployment. The Participant's vested interest in his or her Company Matching Contribution Account upon reemployment shall be determined pursuant to Section 10.3.

                    If a Participant  is deemed to have received a  distribution pursuant to Section 10.3, the Participant is reemployed by the Company, and either (i) his or her Period of Severance is less than five years or (ii) the Company fully vested the Company Matching Contribution Accounts of other Participants in the same category as the Participant if the Participant had remained employed by the Company and five years had not elapsed during his or her Period of Severance, upon the reemployment of such Participant, the balance of the Participant's Company Matching Contribution Account will be restored on the Valuation Date immediately following the date of the Participant's reemployment to the amount of the account on the Valuation Date immediately preceding the date of such deemed distribution without interest or earnings for the period between the Valuation Date immediately preceding the Participant's distribution date and the Valuation Date immediately following the Participant's reemployment. The Participant's vested interest in his or her Company Matching Contribution Account upon reemployment shall be determined pursuant to Section 10.3.

                    The  Company  shall  restore   unvested   Company   Matching
               Contributions to Participants under this subsection by utilizing first any available Forfeitures and then by making an additional Company contribution. The Forfeitures or additional Company contributions must be allocated to the Participant's Company Matching Contribution Account prior to the end of the Plan Year following the Plan Year in which the restoration occurs.

                    Notwithstanding  any  other  provision  of the  Plan  to the contrary, if a Participant terminates employment and his or her Period of Severance exceeds the lesser of (1) five years or (2) his or her Years of Service, the entire unvested portion of his or her Company Matching Contribution Account, and all earnings thereon, shall be Forfeited."

          3. SECTION 4.2 OF THE PLAN IS HEREBY AMENDED BY DELETING THE FIRST SENTENCE OF THE SECTION AND REPLACING IT WITH THE FOLLOWING
               MATERIAL:

               "Company  Matching   Contributions  shall  be  made  as  soon  as
               reasonably practicable, but no less often than after the last business day of the calendar month to which they relate."

          4. SECTION 5.6 OF THE PLAN IS HEREBY AMENDED BY DELETING THE SECTION AND REPLACING IT WITH THE FOLLOWING MATERIAL:

                    "Section 5.6. Reduction of Tax-Deferred Contributions by the
                    ------------------------------------------------------------
               Committee.  For the Plan Year to the extent necessary to meet for
               ----------
               any Plan Year either of the following tests:

                         (a) the average Actual Deferral Percentage of the Highly Compensated Employees is not more than 1.25 times the average Actual Deferral Percentage of other Employees; or

                         (b) the excess of the average Actual Deferral Percentage of the Highly Compensated Employees over the average Actual Deferral Percentage of all other Employees is not more than 2 percentage points and the average Actual Deferral Percentage of the Highly Compensated Employees is not more than 2 times the average Actual Deferral Percentage of all other Employees;

                  the Committee may undertake the following actions:

                         (x) decrease the maximum Tax-Deferred Contribution permitted to be made on behalf of certain Highly Compensated Employees as determined by the Committee each Plan Year;

                         (y) for  certain  Participants  designate  Tax-Deferred
                    Contributions as After-Tax Contributions under the rules provided in Section 5.1; or

                         (z)  distribute  the   Tax-Deferred   Contributions  of
                    certain Participants;

                  according to the following rules:

                         (1) Any distribution to Participants under this paragraph shall occur before the end of the Plan Year following the Plan Year in which the contributions were made. However, unless the distribution is made within the first 2-1/2 months of that following Plan Year, Employer shall incur a 10% excise tax with respect to the excess not distributed to the extent required by law.

                         (2) The  distribution  shall  be made by  reducing  the
                    Tax-Deferred  Contributions  made on  behalf  of the  Highly
                    Compensated Employees in order of their contribution percentages. Beginning with the highest of such percentages, each contribution percentage shall be reduced to the next highest percentage until the excess is eliminated.

                         (3) Each distribution under this paragraph shall include the earnings or increase in value attributable to the contributions distributed through the date of the distribution."

          5. SECTION 6.4 OF THE PLAN IS HEREBY AMENDED BY DELETING THE SECTION AND REPLACING IT WITH THE FOLLOWING MATERIAL:

                         "Section 6.4.  Limitation on Amount of Company Matching
                         -------------  ----------------------------------------
                    Contributions and After-Tax Contributions. For the Plan Year
                    ------------------------------------------
                    to the extent necessary to meet for any Plan Year either of the following tests:

                         (a) the average Actual  Contribution  Percentage of the
                    Highly Compensated Employees is not more than 1.25 times the average Actual Contribution Percentage of other Employees; or

                         (b) the excess of the average Actual Contribution Percentage of the Highly Compensated Employees over the average Actual Contribution Percentage of all other Employees is not more than 2 percentage points and the average Actual Contribution Percentage of the Highly Compensated Employees is not more than 2 times the average Actual Contribution Percentage of all other Employees;

                  the Committee may undertake any of the following actions:

                         (x) forfeit the amount of the nonvested Company Matching Contributions made on behalf of certain Highly Compensated Employees as determined by the Committee each Plan Year;

                         (y) return the After-Tax Contributions (as adjusted for
                    earnings and losses thereon through the date the contributions are distributed) made by certain highly Compensated Employees as determined by the Committee each Plan Year; or

                         (z) return the  amount of the vested  Company  Matching
                    Contributions (as adjusted for earnings and losses thereon through the date the contributions are distributed) made on behalf of certain Highly Compensated Employees as determined by the Committee each Plan Year;

                  according to the following rules:

                         (1) Any distribution to Participants under this paragraph shall occur before the end of the Plan Year following the Plan Year in which the contributions were made. However, unless the distribution is made within the first 2-1/2 months of that following Plan Year, Employer shall incur a 10% excise tax with respect to the excess not distributed to the extent required by law.

                         (2) The distribution shall be made by undertaking steps
                    (x), (y), or (z), as applicable, with the Highly Compensated Employees in order of their contribution percentages.
                    Beginning with the highest of such percentages, each contribution percentage shall be reduced to the next highest percentage until the excess is eliminated.

                         (3) Each distribution under this paragraph shall include the earnings or increase in value attributable to the contributions distributed through the date of the distribution.

                         (4) Except as otherwise provided by Treasury Regulations, for each Plan Year in which the nondiscrimination test of subsection 5.6(b) is relied upon to satisfy the requirements of Section 5.6, Company Matching Contributions and After-Tax Contributions must meet the nondiscrimination test set forth in subsection 6.4(a).

                         (5) The amount of any  Company  Matching  Contributions
                    which are forfeited under this Section 6.4 shall be considered a Forfeiture and used in accordance with Section 2.21."

          6. SECTION 10.3 OF THE PLAN IS HEREBY AMENDED BY ADDING TO THE END OF THE FIRST PARAGRAPH THE FOLLOWING MATERIAL:

               "If the Participant elects to receive a distribution pursuant to this paragraph, the unvested portion of that Participant's
               Company Matching Contribution Account will be treated as a Forfeiture as of the last day of the Plan Year in which the Participant receives his or her distribution. If the Participant elects to have distributed less than the entire vested portion of his or her Company Matching Contribution Account, the portion of the unvested amounts that will be treated as a Forfeiture is the total unvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to the Company Matching Contribution Account and the denominator of which is the total value of the vested Company Matching Contribution Account. The remaining unvested amounts in the Participant's Company Matching Contribution Account and the vested portion of the Participant's accounts which remain within the Plan shall continue to accrue earnings under the regular terms of the Plan, except as provided in subsection 3.7(a) of the Plan.

                    If  the  value  of the  vested  portion  of a  Participant's
               Company Matching Contribution Account is zero, the Participant shall be deemed to have received a distribution of such vested account balance.

                    If a Participant  terminates employment and the value of the vested portion of the Participant's Accounts is greater than $3,500 but the Participant elects not to receive a distribution of his or her vested account balances, the unvested portion of his or her Company Matching Contribution Account and the vested portion of the accounts which remain within the Plan shall continue to accrue earnings under the regular terms of the Plan, except as provided in subsection 3.7(a) of the Plan.

                    If a Participant  terminates employment and the value of the vested  portion  of the  Participant's  Accounts  does not exceed
               $3,500 in the aggregate and the Participant receives a distribution pursuant to the second sentence of Section 11.1 of the Plan, the unvested portion of such Participant's Matching Company Contribution Account shall be treated as a Forfeiture as of the last day of the Plan Year in which the Participant receives his or her distribution."

          7. SECTION 10.4 OF THE PLAN IS HEREBY AMENDED BY DELETING THE SECOND AND THIRD SENTENCES OF THE SECOND PARAGRAPH AND REPLACING THEM WITH THE FOLLOWING MATERIAL:

               "All withdrawals shall be made pro rata from the Funds in which the Participant's Accounts to which the withdrawal relates are invested."

          8. SECTION 10.4 OF THE PLAN IS HEREBY AMENDED BY ADDING TO THE END OF THE SENTENCE IN THE SECOND PARAGRAPH WHICH STATES, "A PARTICIPANT MAY MAKE ONLY ONE WITHDRAWAL PURSUANT TO THIS SECTION
               10.4 IN ANY PLAN YEAR" THE FOLLOWING MATERIAL:

               ", without regard to whether the withdrawal has been requested as a result of the Participant's financial hardship."

          9. SECTION 11.1 OF THE PLAN IS HEREBY AMENDED BY DELETING THE FIRST SENTENCE AND REPLACING IT WITH THE FOLLOWING MATERIAL:

               "Upon termination of employment (other than by reason of death) a Participant may request either that the vested balance of his or her Accounts be distributed to him or her following his or her termination of employment or that distribution be deferred until a later date; provided, however, that a Participant who is eligible for Normal or Early Retirement under the Oklahoma Gas and Electric Company Employees' Retirement Plan at the time of his or her termination of employment may defer distribution until the April 1 of the calendar year following the calendar year in which he or she attains age 70-1/2. Notwithstanding the preceding sentence, if the vested balance in the Participant's Accounts does not exceed $3,500 in the aggregate, the Trustee shall distribute the benefit in one lump sum payment as soon as is administratively practicable after the Participant's termination of employment without the Participant's consent."

          10. SECTION 15.3 OF THE PLAN IS HEREBY AMENDED BY DELETING THE PERIOD AND ADDING AT THE END OF THE SECOND SENTENCE THE FOLLOWING
               MATERIAL:

               ", including that portion of a Participant's Company Matching Contribution Account which was "frozen" pursuant to Section 10.3."

                             AMENDMENT NO. 5 TO THE
                  OKLAHOMA GAS AND ELECTRIC COMPANY EMPLOYEES'
                             RETIREMENT SAVINGS PLAN
               As Amended and Restated Effective December 1, 1993
               --------------------------------------------------

         Oklahoma Gas and Electric Company, an Oklahoma corporation (the "Company"), in accordance with the authority contained in Section 15.1 of the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan (the "Plan"), hereby amends the Plan, effective as of the effective date of the reorganization of the Company and its affiliates (whereby the Company will become a wholly-owned subsidiary of OGE Energy Corp.), as follows:

          1. The Plan is hereby renamed the OGE Energy Corp. Employees' Retirement Savings Plan.

          2. The last sentence of Section 1.1 of the Plan is hereby deleted in its entirety and replaced with the following sentences:

               "The Plan, as amended and restated as of December 1, 1993, was renamed the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan. Effective as of December 31, 1996, in connection with the reorganization of Oklahoma Gas and Electric Company and its affiliates, OGE Energy Corp. (the `Company') assumed sponsorship of the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan. Effective as of December 31, 1996, the Plan is renamed as the OGE Energy Corp. Employees' Retirement Savings Plan (the `Plan')."

          3. Section 4.2 of the Plan is hereby amended in its entirety and replaced by the following Section:

               "Section  4.2. Time and Form of Company  Matching  Contributions.
               -----------------------------------------------------------------
               Company  Matching   Contributions   shall  be  made  as  soon  as
               reasonably practicable after the last business day of the calendar month to which they relate. Prior to December 31, 1996, Company Matching Contributions were made in the form of cash or common stock of Oklahoma Gas and Electric Company or in a combination thereof, as the Company elected. Effective after December 31, 1996, Company Matching Contributions may be made in the form of cash or common stock of OGE Energy Corp. or in a combination thereof, as the Company elects. To the extent that Company Matching Contributions are made in the form of OGE Energy Corp. common stock, the number of shares to be contributed shall be determined by dividing the amount of the contribution to be made in the form of stock by the closing price of such stock as reported as New York Stock Exchange-Composite Transactions on the date to which such contribution relates. Such stock may be stock which has been purchased by the Company for this purpose, authorized but unissued stock of OGE Energy Corp., or treasury stock held by OGE Energy Corp. Regardless of the form of contribution, all Company Matching Contributions shall be invested in the OGE Energy Corp. Common Stock Fund when contributed to the Trust."

          4. Section 8.1(h) of the Plan is hereby amended by replacing the title and the first sentence thereof with the following:

               "(h) OGE Energy Corp. Common Stock Fund. Effective as of December
                    ----------------------------------
               31, 1996, this investment is primarily in OGE Energy Corp. common stock, which stock shall be contributed by the Company or purchased: (i) from OGE Energy Corp., (ii) on the open market or
               (iii) by participation in a dividend reinvestment or similar plan available to OGE Energy Corp.'s shareholders in general. Prior to October 1, 1996, this investment was primarily in Oklahoma Gas and Electric Company Common Stock."

          5. In Sections 8.6, 9.3 and 11.4 of the Plan, the references to "OG&E Common Stock Fund" are hereby amended to read "OGE Energy Corp. Common Stock Fund."

          6. All references to "Oklahoma Gas and Electric Company" contained in Sections 2.8, 2.11, 2.27, 2.36, 2.45, 6.1, 11.4, 13.3, 14.9,
               15.1, 15.2, 15.3, 16.1, 16.2, 19.4, 19.5 and 19.6 of the Plan are
               hereby amended to read "OGE Energy Corp."